                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

================================================================================

                                 $7,295,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                        GENERAL GROWTH PROPERTIES, INC.,

                             GGP LIMITED PARTNERSHIP

                                       AND

                                  GGPLP L.L.C.,

                                  AS BORROWERS,

              THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                         BANC OF AMERICA SECURITIES LLC,
                           CREDIT SUISSE FIRST BOSTON

                                       AND

                         WACHOVIA CAPITAL MARKETS, LLC,
                                  AS ARRANGERS,

                              BANK OF AMERICA, N.A.

                                       AND

                           CREDIT SUISSE FIRST BOSTON,
                             AS SYNDICATION AGENTS,

                          EUROHYPO AG, NEW YORK BRANCH,
                             AS DOCUMENTATION AGENT,

                          LEHMAN COMMERCIAL PAPER INC.,

                       AS TRANCHE B ADMINISTRATIVE AGENT,

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                         AS GENERAL ADMINISTRATIVE AGENT

                          DATED AS OF NOVEMBER 12, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                Page
SECTION 1.   DEFINITIONS......................................................................     1
     1.1     Defined Terms....................................................................     1
     1.2     Other Definitional Provisions....................................................    28

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS..................................................    28
     2.1     Term Loan Commitments............................................................    28
     2.2     Procedure for Term Loan Borrowing................................................    29
     2.3     Repayment of Term Loans; Extension of CMBS Maturity Date.........................    29
     2.4     Revolving Credit Commitments.....................................................    31
     2.5     Procedure for Revolving Credit Borrowing.........................................    32
     2.6     Swing Line Commitment............................................................    32
     2.7     Procedure for Swing Line Borrowing; Refunding of Swing Line Loans................    32
     2.8     Repayment of Loans; Evidence of Debt.............................................    34
     2.9     Commitment Fees, etc.............................................................    35
    2.10     Termination or Reduction of Revolving Credit Commitments.........................    35
    2.11     Optional Prepayments.............................................................    35
    2.12     Mandatory Prepayments............................................................    35
    2.13     Conversion and Continuation Options..............................................    36
    2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches........................    37
    2.15     Interest Rates and Payment Dates.................................................    37
    2.16     Computation of Interest and Fees.................................................    38
    2.17     Inability to Determine Interest Rate.............................................    38
    2.18     Pro Rata Treatment and Payments..................................................    39
    2.19     Requirements of Law..............................................................    42
    2.20     Taxes............................................................................    43
    2.21     Indemnity........................................................................    44
    2.22     Illegality.......................................................................    44
    2.23     Change of Lending Office.........................................................    45
    2.24     Replacement of Lenders under Certain Circumstances...............................    45

SECTION 3.   LETTERS OF CREDIT................................................................    45
     3.1     L/C Commitment...................................................................    45
     3.2     Procedure for Issuance of Letter of Credit.......................................    46
     3.3     Fees and Other Charges...........................................................    46
     3.4     L/C Participations...............................................................    46
     3.5     Reimbursement Obligation of the Borrowers........................................    47
     3.6     Obligations Absolute.............................................................    48
     3.7     Letter of Credit Payments........................................................    49
     3.8     Applications.....................................................................    49
     3.9     Letters of Credit Issued for Subsidiaries........................................    49
    3.10     Existing Letters of Credit.......................................................    49

SECTION 4.   REPRESENTATIONS AND WARRANTIES...................................................    49

     4.1     Financial Condition..............................................................    49
     4.2     No Change........................................................................    50
     4.3     Corporate Existence; Compliance with Law.........................................    50
     4.4     Corporate Power; Authorization; Enforceable Obligations..........................    51
     4.5     No Legal Bar.....................................................................    51
     4.6     No Material Litigation...........................................................    51
     4.7     No Default.......................................................................    51
     4.8     Ownership of Property; Liens.....................................................    51
     4.9     Intellectual Property............................................................    52
    4.10     Taxes............................................................................    52
    4.11     Federal Regulations..............................................................    52
    4.12     Labor Matters....................................................................    52
    4.13     ERISA............................................................................    52
    4.14     Investment Company Act; Other Regulations........................................    53
    4.15     Subsidiaries.....................................................................    53
    4.16     Use of Proceeds..................................................................    53
    4.17     Environmental Matters............................................................    53
    4.18     Accuracy of Information, etc.....................................................    55
    4.19     Security Documents...............................................................    55
    4.20     Solvency.........................................................................    55
    4.21     Certain Documents................................................................    55
    4.22     REIT Status......................................................................    55

SECTION 5.   CONDITIONS PRECEDENT.............................................................    55
     5.1     Conditions to Initial Extension of Credit........................................    55
     5.2     Conditions to Each Extension of Credit...........................................    58

SECTION 6.   AFFIRMATIVE COVENANTS............................................................    58
     6.1     Financial Statements.............................................................    58
     6.2     Certificates; Other Information..................................................    59
     6.3     Conduct of Business and Maintenance of Existence; Compliance.....................    60
     6.4     Maintenance of Property; Insurance...............................................    60
     6.5     Inspection of Property; Books and Records; Discussions...........................    61
     6.6     Notices..........................................................................    61
     6.7     Environmental Laws...............................................................    61
     6.8     Interest Rate Protection.........................................................    62
     6.9     Further Assurances...............................................................    62
    6.10     Subsidiary Distributions.........................................................    62
    6.11     Appraisals.......................................................................    62
    6.12     Consents.........................................................................    62
    6.13     Pledges..........................................................................    62

SECTION 7.   NEGATIVE COVENANTS...............................................................    63
     7.1     Financial Condition Covenants....................................................    63
     7.2     Limitation on Indebtedness.......................................................    63
     7.3     Limitation on Liens..............................................................    63
     7.4     Limitation on Fundamental Changes................................................    64

     7.5     Limitation on Disposition of Property............................................    65
     7.6     Limitation on Restricted Payments and Redemption Payments........................    65
     7.7     Limitation on Investments........................................................    66
     7.8     Limitation on Transactions with Affiliates.......................................    67
     7.9     Limitation on Changes in Fiscal Periods..........................................    67
    7.10     Limitation on Restrictions on Subsidiary Distributions...........................    67
    7.11     Limitation on Lines of Business..................................................    68
    7.12     Limitation on Amendments to Merger Documentation.................................    68
    7.13     Limitation on Amendments to Other Documents......................................    68
    7.14     Limitation on Activities of Holdings.............................................    68
    7.15     Limitation on Hedge Agreements...................................................    68
    7.16     New Subsidiaries; Certain Dispositions...........................................    68

SECTION 8.   EVENTS OF DEFAULT................................................................    69

SECTION 9.   THE AGENTS.......................................................................    72
     9.1     Appointment......................................................................    72
     9.2     Delegation of Duties.............................................................    72
     9.3     Exculpatory Provisions...........................................................    72
     9.4     Reliance by Agents...............................................................    72
     9.5     Notice of Default................................................................    73
     9.6     Non-Reliance on Agents and Other Lenders.........................................    73
     9.7     Indemnification..................................................................    73
     9.8     Agent in Its Individual Capacity.................................................    74
     9.9     Successor Administrative Agent...................................................    74
    9.10     Authorization to Execute Certain Documents and to Release Liens and Guarantees...    74
    9.11     The Arrangers; the Syndication Agents; the Documentation Agent...................    74

SECTION 10.  MISCELLANEOUS....................................................................    75
     10.1    Amendments and Waivers...........................................................    75
     10.2    Notices..........................................................................    77
     10.3    No Waiver; Cumulative Remedies...................................................    79
     10.4    Survival of Representations and Warranties.......................................    79
     10.5    Payment of Expenses..............................................................    79
     10.6    Successors and Assigns; Participations and Assignments...........................    80
     10.7    Adjustments; Set-off.............................................................    83
     10.8    Counterparts.....................................................................    84
     10.9    Severability.....................................................................    84
    10.10    Integration......................................................................    84
    10.11    GOVERNING LAW....................................................................    84
    10.12    Submission To Jurisdiction; Waivers..............................................    84
    10.13    Acknowledgments..................................................................    85
    10.14    Confidentiality..................................................................    85
    10.15    Release of Collateral and Guarantee Obligations..................................    85
    10.16    Accounting Changes...............................................................    86
    10.17    Delivery of Lender Addenda.......................................................    86
    10.18    WAIVERS OF JURY TRIAL............................................................    86

ANNEXES:

A            Pricing Grid

SCHEDULES:

3.10         Existing Letters of Credit
4.1(b)       GGP Dispositions
4.1(c)       Target Dispositions
4.4          Consents
4.6          Litigation
4.15         Subsidiaries
4.17         Environmental Disclosure
4.19         UCC Filing Jurisdictions
7.2          Existing Indebtedness
7.8(h)       Existing Investments

EXHIBITS:

A            Form of Guarantee and Pledge Agreement
B            Form of Compliance Certificate
C            Form of Closing Certificate
D            Form of Assignment and Acceptance
E-1          Form of Legal Opinion of Sullivan & Cromwell LLP
E-2          Form of Legal Opinion of Neal, Gerber & Eisenberg LLP
F-1          Form of Term Note
F-2          Form of Revolving Credit Note
F-3          Form of Swing Line Note
G            Form of Prepayment Option Notice
H            Form of Exemption Certificate
I            Form of Lender Addendum
J            Form of Borrowing Notice
K            Form of Control Agreement
L            Form of Acknowledgment Agreement

            AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 12, 2004, among GENERAL GROWTH PROPERTIES, INC., a Delaware corporation ("Holdings"), GGP LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), GGPLP L.L.C., a Delaware limited liability company (the "Company"; Holdings, the Partnership and the Company being referred to herein, individually or collectively, as the context shall require, as the "Borrower" or "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., BANC OF AMERICA SECURITIES LLC, CREDIT SUISSE FIRST BOSTON and WACHOVIA CAPITAL MARKETS, LLC, as joint advisors, joint arrangers and joint bookrunners (in such capacities, the "Arrangers"), BANK OF AMERICA, N.A. and CREDIT SUISSE FIRST BOSTON, as syndication agents (collectively, in such capacities, the "Syndication Agents"), EUROHYPO AG, NEW YORK BRANCH, as documentation agent (in such capacity, the "Documentation Agent"), LEHMAN COMMERCIAL PAPER INC., as Tranche B administrative agent for the Tranche B Term Loan Facility (in such capacity, the "Tranche B Administrative Agent"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as general administrative agent (in such capacity, the "General Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Partnership, the Company, the General Administrative Agent and certain of the Lenders are parties to the Term Loan Agreement, dated as of May 14, 2004 (the "Existing Credit Agreement");

            WHEREAS, the parties wish to amend and restate the Existing Credit Agreement pursuant to this Agreement;

            WHEREAS, Holdings, Red Acquisition, LLC, a Maryland limited liability company and a wholly owned subsidiary of Holdings ("Merger Sub"), and The Rouse Company, a Maryland corporation, have entered into a Merger Agreement, dated as of August 19, 2004, (as amended, supplemented or otherwise modified, the "Merger Agreement"), pursuant to which Merger Sub will merge with and into The Rouse Company (the "Merger"), with The Rouse Company continuing as the surviving corporation of the Merger;

            WHEREAS, the Borrowers have requested the Lenders make available the credit facilities described in this Agreement to finance a portion of the cost of the Merger, the refinancing of certain existing borrowings of the Borrowers and borrowings of the Target, and the payment of certain fees and expenses related to the Merger, and to provide for the ongoing general corporate needs of the Borrowers and their Subsidiaries; and

            WHEREAS, the Lenders party hereto are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that, upon the effectiveness of this Agreement, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

            "Acknowledgment Agreements": the Acknowledgment Agreements with respect to the Merger and the Guarantee and Pledge Agreement, to be executed and delivered in substantially the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

            "Acquisition Indebtedness": Indebtedness of a Group Member (a) that is not Recourse Indebtedness, and (b) the proceeds of which are used by the relevant Group Member to make an acquisition in accordance with Section 7.7(g), if after giving pro forma effect thereto, the Leverage Ratio shall not have increased.

            "Adjusted EBITDA": with respect to any GGP Property, for the immediately preceding consecutive four calendar quarters, an amount equal to (a) total revenues relating to such GGP Property for such period determined in accordance with GAAP, less (b) total operating expenses relating to such GGP Property (including applicable management fees and costs) for such period determined in accordance with GAAP and, for the purposes of calculating the Fixed Charge Coverage Ratio only, the Capital Improvement Reserve for such period, plus (c) to the extent subtracted pursuant to clause (b) above, interest, income taxes (but not real estate taxes), depreciation, amortization and other non-cash charges determined in accordance with GAAP (other than non-cash charges that constitute an accrual of or reserve for future cash payments), which amount shall be adjusted to exclude extraordinary and nonrecurring items (including, without limitation, sales of GGP Properties or Minority Holdings) and to eliminate the straight-lining of rents; provided, however, that (x) for each GGP Property which has been owned by any Consolidated Entity or a Minority Holding or open for business for a period of less than four calendar quarters (but at least one quarter), Adjusted EBITDA shall be calculated on the basis of Adjusted EBITDA determined as of the first day of each calendar quarter for the immediately preceding consecutive one, two or three calendar quarters, as applicable with respect to the length of ownership or since opening, annualized and (y) for each GGP Property which has been owned by any Consolidated Entity or a Minority Holding or open for business for a period of less than one quarter, Adjusted EBITDA shall be calculated on a pro forma basis reasonably acceptable to the Administrative Agent. Adjusted EBITDA shall be determined by reference to Holdings' statement of operations for the applicable period. Notwithstanding anything to the contrary contained herein,
(1) Adjusted EBITDA shall not include any revenues generated by or allocable to any GGP Property to the extent that the Investment in such GGP Property violates
Section 7.7; (2) Adjusted EBITDA shall not include any revenues generated by or allocable to any Real Estate Under Construction with respect to which Holdings elects to include Construction Asset Cost in Capitalization Value (provided, however, that such revenues may be included to the extent that (A) the construction in question constitutes renovation or expansion of a GGP Property that is otherwise completed, open for business and operational, (B) the construction in question will not materially interrupt, limit or impair such ongoing business and operations, and (C) the inclusion of both such revenues in Adjusted EBITDA and such Construction Asset Cost in Capitalization Value is not duplicative); (3) the headquarters building located at 110 North Wacker Drive, Chicago, Illinois is not a GGP Property for purposes of this definition; and (4) Adjusted EBITDA for any period of four consecutive calendar quarters shall not include any revenues generated by or allocable to any GGP Property Disposed of by any Consolidated Entity or any Minority Holding during such period (assuming the consummation of such Disposition occurred on the first day of such period).

            "Adjustment Date": as defined in the Pricing Grid.

            "Administrative Agent": (i) with respect to any provision of this Agreement or duty specified in this Agreement that relates to the Tranche B Term Loan Facility, the Tranche B Administrative Agent, (ii) with respect to any provision of this Agreement or duty specified in this Agreement that relates to the CMBS Bridge Loan Facility, the Tranche A Term Loan Facility or the Revolving Credit Facility, the General Administrative Agent and (iii) otherwise, the General Administrative Agent.

            "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the equity securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agents": the collective reference to the Syndication Agents, the Documentation Agent, the Tranche B Administrative Agent and the General Administrative Agent.

            "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

            "Agreement": this Amended and Restated Credit Agreement, as further amended, supplemented or otherwise modified from time to time on or after the date hereof.

            "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                Base Rate   Eurodollar
                                  Loans        Loans
                                ---------   ----------
Revolving Credit Facility
  (including Swing Line Loans)    1.25%        2.25%
CMBS Bridge Loan Facility         1.00%        2.00%
Tranche A Term Loan Facility      1.25%        2.25%
Tranche B Term Loan Facility      1.50%        2.50%

; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Holdings after the Closing Date, the Applicable Margins with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

            "Arrangers": as defined in the preamble hereto.

            "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (f) of Section 7.5) which yields net proceeds to any Group Member in excess of $1,000,000.

            "Assignee": as defined in Section 10.6(c).

            "Assignment and Acceptance": an Assignment and Acceptance substantially in the form of Exhibit D delivered (with blanks appropriately completed) to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of
Section 10.6.

            "Assignor": as defined in Section 10.6(c).

            "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1% and (b) the Prime Rate in effect on such day. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the relevant Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

            "Benefitted Lender": as defined in Section 10.7.

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower": as defined in the preamble hereto.

            "Borrower Operating Agreement": the Second Amended and Restated Operating Agreement of the Company dated April 17, 2002, as amended by the First Amendment dated April 23, 2002, the Second Amendment dated May 13, 2002, the Third Amendment dated October 30, 2002, the Fourth Amendment dated April 7, 2003, and the Fifth Amendment dated April 11, 2003, as such agreement may be amended, restated, modified or supplemented from time to time as permitted under
Section 7.13.

            "Borrower Partnership Agreement": the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 1, 1998, as amended by the First Amendment dated as of June 10, 1998, the Second Amendment dated as of June 29, 1998, the Third Amendment dated February 15, 2002, the Amendment dated as of April 24, 2002, the Fourth Amendment dated July 10, 2002, the Amendment dated November 27, 2002, the Sixth Amendment dated November 20, 2003, the Amendment dated December 11, 2003 and the Amendment dated March 5, 2004, and as supplemented by joinders of certain third parties as limited partners in the Partnership, as such agreement may be amended, restated, modified or supplemented from time to time as permitted under Section 7.13.

            "Borrowing Date": any Business Day specified by the relevant Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

            "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from a Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent.

            "Business Day": (a) for all purposes other than as covered by clause
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided, however, Capital Expenditures shall include (a) the sum of all expenditures by the Group Members and the portion of expenditures by Minority Holdings allocable to the Group Members for tenant improvements, leasing commissions and property level capital expenditures (e.g., roof replacement, parking lot replacement, etc.) which are not recoverable from tenants or which have been written-off as receivables on the books of such Person and (b) capital expenditures in connection with the purchase of new Properties or expansions of existing Properties.

            "Capital Improvement Reserve": (a) $0.25 per annum per square foot of mall store gross leasable area in Real Property and (b) $0.30 per annum per square foot of office gross leasable area in Real Property, in each case, owned by any Consolidated Entity, and in that portion of real property owned by Minority Holdings allocable, on a pro rata basis, to Holdings or any Consolidated Entity.

            "Capital Lease": any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Capitalization Value": on any date, (A) the sum, without duplication, of (a) the Combined EBITDA with respect to all GGP Properties (except New Acquisitions) which are mall properties for the period of four consecutive fiscal quarters most recently ended divided by 7%, (b) the Combined EBITDA with respect to all GGP Properties (except New Acquisitions) which are office properties or mixed use properties for the period of four consecutive fiscal quarters most recently ended divided by 8%, (c) the most recent value of Community Development Properties (without deduction for the value of the interests of the Hughes heirs therein under the Hughes Agreement to the extent that, upon the sale of such Community Development Properties, such Hughes heirs receive consideration only in the form of Capital Stock, but otherwise less the portion of such most recent value attributable to any minority interest holders) as established by Landauer Associates, Inc. (or another appraiser selected by Holdings and reasonably satisfactory to the Administrative Agent), provided that the Required Lenders may require updates thereof from time to time and as required when any material portion of such properties is sold or transferred, (d) for all New Acquisitions owned by any Consolidated Entity, the cost basis of such New Acquisitions as determined in accordance with GAAP, (e) for all New Acquisitions owned by a Minority Holding, the portion of the cost basis of such New Acquisitions allocable to any Consolidated Entity as determined in accordance with GAAP, (f) unrestricted cash and Cash Equivalents, (g) Inactive Assets, other than Construction Assets, at the lesser of cost or fair market value, and (h) Construction Asset Cost, less
(B) the Capital Improvement Reserve for the period of four consecutive fiscal quarters most recently ended; provided, however, that (i) Capitalization Value shall include Inactive Assets and Construction Asset Cost only to the extent that (x) Inactive Assets and Construction Asset Cost do not exceed, in the aggregate, 8% of Capitalization Value and (y) Inactive Assets do not exceed $500,000,000, (ii) Capitalization Value shall not include any Inactive Asset or Construction Asset Cost incurred with respect to any Construction Asset to the extent the incurrence of such Construction Asset Cost or the Investment in such Inactive Asset or Construction Asset violates Section 7.7 and (iii) Capitalization Value shall not include Construction Asset Cost as to any Real Estate Under Construction with respect to which Holdings elects to include revenues in Adjusted EBITDA (provided, however, that such Construction Asset Cost may be included to the extent that (A) the construction in question constitutes renovation or expansion of a GGP Property that is otherwise completed, open for business and operational, (B) the construction in question will not materially interrupt, limit or impair such ongoing business and operations, and (C) the inclusion of both such revenues in Adjusted EBITDA and such Construction Asset Cost in Capitalization Value is not duplicative).

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, bankers' acceptances or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing one year or less from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

            "Change of Control": the occurrence of any of the following events:
(a) (i) more than two of Matthew Bucksbaum, John Bucksbaum, Robert Michaels, and Bernard Freibaum, or any replacement for any of the foregoing Persons previously approved by the Required Lenders pursuant to clause (ii) below, shall cease to be senior officers of Holdings, and (ii) if the circumstances described in clause (i) shall occur, the senior management positions of the foregoing Persons who cease to be senior officers as aforesaid are not filled within 180 days after the vacancy in such positions arise with replacements approved by the Required Lenders; (b) (i) Holdings shall cease to own and control, of record and beneficially, directly or indirectly, (x) at least 66 2/3% of the aggregate outstanding voting Capital Stock of the Partnership or (y) at least 66 2/3% of the aggregate outstanding Capital Stock of the Partnership, in each case free and clear of all Liens (except Liens created by the Security Documents and Liens for taxes described in Section 7.3(a)), (ii) after giving effect to the intercompany transactions to be consummated on the Closing Date, the Partnership shall cease to own and control, of record and beneficially, (x) directly or indirectly, 100% of each class of outstanding common equity interests of the Company, (y) directly, 99% of each class of outstanding Capital Stock of the Target or (z) directly, 100% of each class of outstanding Capital Stock of Rouse LLC, in each case free and clear of all Liens (except Liens created by the Security Documents and Liens for taxes described in Section 7.3(a)), or (iii) Rouse LLC shall cease to own and control, of record and beneficially, directly, 1% of each class of outstanding Capital Stock of the Target free and clear of all Liens (except Liens created by the Security Documents and Liens for taxes described in Section 7.3(a)); or (c) a Specified Change of Control.

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than February 28, 2005.

            "CMBS Bridge Loan": as defined in Section 2.1(a).

            "CMBS Bridge Loan Commitment": as to any CMBS Bridge Loan Lender, the obligation of such Lender, if any, to make a CMBS Bridge Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "CMBS Bridge Loan Commitment" opposite such Lender's name on
Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the CMBS Bridge Loan Commitments is $1,145,000,000.

            "CMBS Bridge Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

            "CMBS Bridge Loan Lender": each Lender that has a CMBS Bridge Loan Commitment or is the holder of a CMBS Bridge Loan.

            "CMBS Bridge Loan Maturity Date": (a) May 12, 2005; and (b) if any Borrower exercises its option to extend such maturity date pursuant to Section 2.3(a), solely with respect to the CMBS Bridge Loans so extended, November 12, 2005.

            "CMBS Bridge Loan Percentage": as to any CMBS Bridge Loan Lender at any time, the percentage which such Lender's CMBS Bridge Loan Commitment then constitutes of the aggregate CMBS Bridge Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's CMBS Bridge Loans then outstanding constitutes of the aggregate principal amount of the CMBS Bridge Loans then outstanding).

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Combined EBITDA": for any period, the sum of (a) 100% of the Adjusted EBITDA of the Consolidated Entities for such period with respect to GGP Properties owned by any Consolidated Entity; and (b) the portion of the Adjusted EBITDA of the Minority Holdings for such period allocable to any Consolidated Entity or the Management Company in accordance with GAAP; provided, however, that Combined EBITDA shall include Adjusted EBITDA allocable to the Management Company only to the extent that Adjusted EBITDA allocable to the Management Company does not exceed 4% of Combined EBITDA.

            "Combined Equity Value": on any date, the Capitalization Value on such date minus Total Adjusted Outstanding Indebtedness on such date.

            "Combined Interest Expense": for any period, the sum of (a) interest expense of Holdings and the Consolidated Entities paid during such period, (b) interest expense of Holdings and the Consolidated Entities accrued for such period to the extent not paid during such period, (c) the portion of the interest expense of Minority Holdings allocable to Holdings or any Consolidated Entity in accordance with GAAP and paid during such period, and (d) the portion of the interest expense of Minority Holdings allocable to Holdings or any Consolidated Entity in accordance with GAAP and accrued for such period, to the extent not paid during such period, in each case including participating interest expense, but excluding extraordinary interest expense and prepayment fees, premiums or penalties and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness; provided, however, that (i) with respect to any GGP Property that Holdings, any Consolidated Entity or a Minority Holding has owned for less than one year (but at least one quarter) and which is included in the calculation of Adjusted EBITDA, the interest expense with respect thereto (incurred in connection with any Loans made in connection with the acquisition of such GGP Property or in connection with any mortgage loans entered into or assumed in connection therewith) shall be determined as of the first day of each fiscal quarter for the immediately preceding consecutive one, two or three fiscal quarters, as applicable with respect to the period such GGP Property has been owned by Holdings, any Consolidated Entity or a Minority Holding, annualized, (ii) for each GGP Property which has been owned by Holdings, any Consolidated Entity or a Minority Holding or open for business for a period of less than one quarter, the interest expense with respect thereto shall be calculated on a pro forma basis reasonably acceptable to the Administrative Agent and (iii) dividends on preferred stock or other preferred securities shall not be considered part of Combined Interest Expense.

            "Commitment": with respect to any Lender, each of the CMBS Bridge Loan Commitment, the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

            "Commitment Fee Rate": 1/2 of 1% per annum.

            "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the relevant Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes such Borrower and that is treated as a single employer under Section 414 of the Code.

            "Community Development Properties": the Summerlin, Nevada and Columbia, Maryland planned communities and other current and future planned communities owned by any Consolidated Entity which have been valued by an independent appraiser which is qualified as a member of the Appraisal Institute and are being so valued not less often than annually.

            "Company": as defined in the preamble hereto.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated October 2004 and furnished to the initial Lenders in connection with the syndication of the Facilities.

            "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

            "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to Holdings, (a) the current portion of any Funded Debt of the Group Members and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

            "Consolidated Entities": the Borrowers and the other Wholly Owned Subsidiaries of Holdings.

            "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with any Group Member, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which any Group Member has an ownership interest, except to the extent that any such income is actually received by such Group Member in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Consolidated Working Capital": at any date, the difference of (a) Consolidated Current Assets of Holdings on such date less (b) Consolidated Current Liabilities of Holdings on such date.

            "Construction Asset": any GGP Property which is raw land, vacant out-parcels or Real Estate Under Construction.

            "Construction Asset Cost": with respect to all Construction Assets, the aggregate sums expended on the construction of such improvements (including land acquisition costs).

            "Construction Related Indebtedness": Indebtedness incurred to finance construction of specific Real Estate Under Construction and which is secured by such Real Estate Under Construction.

            "Contaminant": any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations; provided, however, that "Contaminant" shall not include the foregoing items to the extent (a) the same exist on the applicable Property in retail packaging for sale as consumer products or are present in customary amounts in connection with the construction, operation, heating and cooling or repair and maintenance activities at the Property and are stored and used in accordance with all Environmental Laws or (b) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all Environmental Laws.

            "Contingent Obligation": as to any Person, without duplication, (a) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements required to be delivered pursuant to Section 6.1 hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (a) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to any Group Member), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person's obligations under such joint and several guaranty or (ii) such other Person holds an Investment Grade Credit Rating from any of Fitch, Moody's or S&P or has creditworthiness otherwise reasonably acceptable to the Administrative Agent, and (b) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

            "Contractual Obligation": as to any Person, any provision of any securities issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

            "Control Agreement": the Control Agreement with respect to all dividends and other distributions received from the Target to be executed and delivered by the Partnership, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

            "Credit Rating": the publicly announced rating of the long-term unsecured debt of a Person given by Fitch, Moody's or S&P.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disposition": with respect to any Property, any sale, lease (other than any lease entered into in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition thereof; provided, however, that a Disposition shall not include any such transaction solely in connection with the mortgaging or other transfer of a Property as security for any permitted Secured Mortgage Indebtedness. The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Documentation Agent": as defined in the preamble hereto.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Subsidiary": any Subsidiary of Holdings organized under the laws of any jurisdiction within the United States of America.

            "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority of competent jurisdiction and authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as it relates to any Contaminant exposure, or employee health and safety relating to any Contaminant, as has been, is now, or may at any time hereafter be, in effect, including, without limitation, the Clean Air Act of 1970 (42 U.S.C. Section 7401 et seq.), as amended, the Clean Water Act of 1977 (15 U.S.C. Section 2601 et seq.), as amended, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act of 1976 (33 U.S.C. Section 1251 et seq.), as amended, and those portions of OSHA and public health codes relating to Contaminant handling or exposure, each as from time to time in effect.

            "Environmental Lien": a Lien in favor of any Governmental Authority for any (a) liabilities under any Environmental Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

            "Equipment": equipment which is personal property used in connection with the maintenance of any GGP Property.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent.

            "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any fiscal year of Holdings, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of Holdings for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Group Members during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of Holdings minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Group Members in cash during such fiscal year on account of Capital Expenditures and capital expenditures incurred in connection with Real Estate Under Construction (minus the principal amount of Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Group Members made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year,
(vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Group Members during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings and (viii) the aggregate amount of all dividends paid in cash (other than to a Group Member) during such fiscal year by the Group Members.

            "Excess Cash Flow Application Date": as defined in Section 2.12(b).

            "Excluded Indebtedness": (a) any Construction Related Indebtedness,
(b) any Acquisition Indebtedness (provided that the aggregate amount thereof that may be excluded from the mandatory prepayment requirements of Section 2.12 shall not exceed $500,000,000 during the term of this Agreement) and (c) any Subordinated Debt to the extent, and only to the extent, the Net Cash Proceeds are used to redeem the Goldman Preferred Stock.

            "Existing Contractual Obligations": Contractual Obligations of any Group Member in effect on the Closing Date.

            "Existing Credit Facilities": (a) the Revolving and Term Credit Agreement, dated as of April 16, 2003, among the Partnership and the Company, as borrowers, the institutions party thereto, as lenders, Eurohypo AG, New York branch, as administrative agent, and the other agents party thereto, (b) the Third Amended and Restated Unsecured Revolving Credit Agreement, dated as of July 30, 2003, among the Target, as borrower, JPMorgan Chase Bank, Bank One, NA, Deutsche Bank Trust Company Americas and certain other banks, as lenders, Bank One, NA, as administrative agent and the other agents party thereto and (c) the Existing Credit Agreement; in each case, as amended.

            "Existing Debt Instruments": (a) the Indenture, dated as of February 24, 1995, between the Target and JP Morgan Trust Company, National Association (as successor in interest to Bank One, National Association, formerly known as the First National Bank of Chicago), and the Amended and Restated First Supplemental Indenture, dated as of December 23, 2003, among the same parties to such Indenture related to the Target's 6.94% Notes due 2008, (b) the Note Purchase Agreement, dated as of June 28, 2001, between the Target and Teachers Insurance and Annuity Association of America, as amended, (c) the $25,000,000 letter of credit facility with LaSalle (the "LaSalle Letter of Credit Facility"), (d) the $3,148,850 letter of credit facility with M&T Bank due May 1, 2005 (the "M&T Letter of Credit Facility") and (e) the documents governing the Goldman Preferred Stock.

            "Existing Letters of Credit": the Letters of Credit listed on
Schedule 3.10.

            "Existing Letter of Credit Issuer": each of Bank of America, N.A. and Bank One, N.A.

            "Extended CMBS Bridge Loan Maturity Date": November 12, 2005.

            "Facility": each of (a) the CMBS Bridge Loan Commitments and the CMBS Bridge Loans made thereunder (the "CMBS Bridge Loan Facility"), (b) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (c) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (d) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing reasonably selected by it.

            "FFO": net income, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures (which will be calculated to reflect funds from operations on the same basis), as determined and adjusted in accordance with the standards established from time to time by the National Association of Real Estate Investment Trusts.

            "Fitch": Fitch, Inc.

            "Fixed Charge Coverage Ratio": for any period, the ratio of (a) Combined EBITDA of the Consolidated Entities for such period to (b) Fixed Charges for such period.

            "Fixed Charges": for any period, the sum of (a) Combined Interest Expense for such period and (b) the aggregate of all scheduled principal payments on Total Adjusted Outstanding Indebtedness (other than the Loans) according to GAAP made or required to be made during such fiscal period for Holdings, the Consolidated Entities and Minority Holdings (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness), and (c) the aggregate of all dividends payable during such period on the preferred stock or other preferred securities of Holdings and the Consolidated Entities, and of Minority Holdings allocable on a pro rata basis to Holdings or any Consolidated Entity, which preferred securities are not owned by any Group Member (including on any preferred units of the Company and Price Development Company, Limited Partnership, a Maryland limited partnership, not owned by any Group Member).

            "Foreign Subsidiary": any Subsidiary of Holdings that is not a Domestic Subsidiary.

            "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section 1.1.

            "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the relevant Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

            "General Administrative Agent": as defined in the preamble hereto.

            "GGP Property": any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Consolidated Entity or any Minority Holding (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

            "Goldman Preferred Stock": the 8.95% Series A Cumulative Redeemable Preferred Units and 8.95% Series B Cumulative Redeemable Preferred Units of the Company owned by GSEP 2000 Realty Corp. and GSEP 2002 Realty Corp., respectively, on the date hereof.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity of competent authority and jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

            "Group Members": Holdings and all of its Subsidiaries, including, without limitation, the Borrowers and the Target, as surviving corporation of the Merger.

            "Guarantee and Pledge Agreement": the Guarantee and Pledge Agreement to be executed and delivered by Holdings, the Partnership and Rouse LLC, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantors": the collective reference to Holdings (with respect to the Obligations of the Partnership and the Company), the Partnership (with respect to the Obligations of Holdings and the Company) and Rouse LLC.

            "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Partnership or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Holdings": as defined in the preamble hereto.

            "Homart Portfolio": the portfolio of GGP Properties commonly described by the Partnership as GGP/Homart and GGP/Homart II, and their respective Subsidiaries and Investments.

            "Hughes Agreement": the Contingent Stock Agreement, effective as of January 1, 1996, by the Target in favor of and for the benefit of the "Holders" and the "Representatives" (as such terms are defined therein).

            "Improvements": with respect to any Real Property, all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently or hereafter located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties and (c) any items of personal property not constituting fixtures.

            "Inactive Assets": without duplication, Construction Assets (other than Real Estate Under Construction), loans receivable (including, without limitation, purchase money and other mortgage loans), the amount of Capital Expenditures made during the applicable period, and other miscellaneous Property not described in any of the clauses (1) through (4) of Section 7.7(g), and the headquarters buildings located at 110 North Wacker Drive, Chicago, Illinois, and 10275 Little Patuxent Parkways, Columbia, Maryland, provided that the value of such headquarters buildings for the purpose of calculating Inactive Assets shall be as set forth in the most recent appraisal of said buildings received from time to time by Holdings which appraisal is prepared by an MAI appraiser from a nationally recognized appraisal firm in accordance with the requirements of FIRREA. Holdings shall promptly deliver to Administrative Agent a copy of each appraisal of said building received by Holdings from time to time.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Contingent Obligations of such Person, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, the net obligations of such Person in respect of Hedge Agreements and (k) all obligations of such Person in respect of forward equity sales and similar purchase obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

            "Indemnified Liabilities": as defined in Section 10.5.

            "Indemnitee": as defined in Section 10.5.

            "Initial CMBS Bridge Loan Maturity Date": May 12, 2005.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": as to any Loan, (a) the first Business Day immediately following the last day of each calendar month to occur while such Loan is outstanding, (b) the final maturity date of such Loan and (c) the date of any repayment or prepayment made in respect of such Loan (other than in the case of any Revolving Credit Loan that is a Base Rate Loan and any Swing Line
Loan).

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is at least three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the CMBS Bridge Loans, the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

            (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

            "Investment Grade": (i) with respect to Fitch, a Credit Rating of BBB- or higher, (ii) with respect to Moody's, a Credit Rating of Baa3 or higher and (iii) with respect to S&P, a Credit Rating of BBB- or higher.

            "Investments": as defined in Section 7.7.

            "Issuing Lender": Wachovia Bank, National Association.

            "Ivanhoe Portfolio": the portfolio of GGP Properties commonly described by the Partnership as GGP Ivanhoe, GGP Ivanhoe II and GGP Ivanhoe IV, and their respective Subsidiaries and Investments.

            "L/C Commitment": $50,000,000.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

            "Lease": a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Property, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

            "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

            "Lenders": as defined in the preamble hereto.

            "Letters of Credit": as defined in Section 3.1(a).

            "Leverage Ratio": on any date, the ratio, expressed as a percentage, of (a) Total Adjusted Outstanding Indebtedness on such date to (b) the Capitalization Value on such date.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), Environmental Lien, charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever in respect of the property of a Person (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

            "Limited Minority Holdings": Minority Holdings in which (i) Holdings or any Consolidated Entity has a less than 50% ownership interest or (ii) Holdings or any Consolidated Entity does not control the management of such Minority Holdings, whether as the general partner or managing member of such Minority Holding, or otherwise or (iii) Holdings or any Consolidated Entity does not control decisions with respect to the financing or sale or other disposition of the assets thereof. As used in this definition only, the term "control" shall mean the authority to make major management decisions or the management of day-to-day operations of such entity and shall include instances in which the Management Company manages the day-to-day leasing, management, control or development of the GGP Properties of such Minority Holding pursuant to the terms of a management agreement.

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents, the Applications, the Notes and the Syndication Letter.

            "Loan Parties": Holdings, each Borrower and each other Group Member that is a party to a Loan Document.

            "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

            "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "Management Company": General Growth Management, Inc., a Delaware corporation, and its Subsidiaries, and any of its successors and assigns that are Subsidiaries of Holdings.

            "Mandatory Prepayment Event": (a) any issuance or sale of Capital Stock, (b) any incurrence of Indebtedness, including any Secured Mortgage Indebtedness or any refinancing thereof (other than Excluded Indebtedness), and
(c) any Asset Sale, Purchase Price Refund or Recovery Event.

            "Material Adverse Effect": a material adverse effect on (a) the Merger, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Group Members taken as a whole or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder; provided, however, that solely on the

Closing Date and with respect to the representations and warranties to be made by the Loan Parties on the Closing Date and the Closing Certificates to be delivered pursuant to Section 5.1(l), "Material Adverse Effect" shall mean: (a) the occurrence of any change or effect that has been or would be materially adverse to the business, financial condition or results of operations of the Target and its Subsidiaries taken as a whole or any change or effect that would prevent, materially delay or impair the ability of the Target to consummate the Merger and the transactions contemplated by the Merger Agreement other than (I) except as provided in (b) below, any change or effect resulting from (i) changes in general international, national or regional economic or financial conditions, or changes in the securities market in general, or (ii) changes in any laws or regulations or accounting regulations or principles applicable to the Target and its Subsidiaries and (II) except as provided in (c) below, general changes or developments in the industries in which the Group Members operate; (b) the occurrence of any of the following events: (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (ii) any act of war or terrorism or another material event resulting in a major dislocation of financial markets that materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (iii) any mandatory limitation by any governmental authority on the extension of credit generally by banks or other financial institutions; or (c) the occurrence of any act of war or terrorism that materially and adversely affects the United States retail shopping mall business taken as a whole.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, Contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

            "Merger": as defined in the recitals hereto.

            "Merger Agreement": as defined in the recitals hereto.

            "Merger Documentation": collectively, the Merger Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

            "Minority Holdings": partnerships, joint ventures, trusts, limited liability companies and corporations held or owned by Holdings, any Consolidated Entity or the Management Company, which are not wholly owned by Holdings, any Consolidated Entity or the Management Company.

            "Moody's": Moody's Investor Services, Inc.

            "Multiemployer Plan": a defined benefit pension plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or any Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or any Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans (including any Secured Mortgage Indebtedness), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

            "New Acquisitions": all GGP Properties which are acquired by a Consolidated Entity or a Minority Holding after the Closing Date and which have been owned by a Consolidated Entity or a Minority Holding (as applicable) for less than four fiscal quarters. Notwithstanding the foregoing, if the aggregate of the amounts set forth in clauses (d) and (e) of the definition of Capitalization Value would exceed 20% of Capitalization Value (as calculated prior to the application of this sentence), then there shall be excluded from New Acquisitions GGP Properties with a cost basis sufficient so that no more than 20% of Capitalization Value will consist of the amounts set forth in clauses (d) and (e) of such definition. The GGP Properties to be excluded from New Acquisitions shall be as determined by Holdings in its sole discretion (as shall be shown on the schedules to each Compliance Certificate delivered pursuant to Section 6.2(b)) and, in the absence of such determination by Holdings, the GGP Properties to be excluded shall be as determined by the Administrative Agent in its sole discretion. As a result of such excluded GGP Properties ceasing to constitute "New Acquisitions", such GGP Properties would be included in clauses (a) and (b) of the definition of Capitalization Value.

            "Non-Excluded Taxes": as defined in Section 2.20(a).

            "Non-Recourse Indebtedness": Indebtedness which is not Recourse Indebtedness.

            "Non-U.S. Lender": as defined in Section 2.20(d).

            "Note": any Term Note, Revolving Credit Note or Swing Line Note.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of each Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Borrower pursuant hereto) or otherwise; provided, that (i) obligations of any Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

            "OSHA": the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance having the force of law promulgated thereunder.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participant": as defined in Section 10.6(b).

            "Partnership": as defined in the preamble hereto.

            "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permits": any permit, consent, approval, authorization, license, variance, or permission required from any Person or any Governmental Authority.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the relevant Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledged Equity": as defined in the Guarantee and Pledge Agreement.

            "Prepayment Option Notice": as defined in Section 2.18(d)(i).

            "Pricing Grid": the pricing grid attached hereto as Annex A.

            "Pro Forma Balance Sheet": as defined in Section 4.1(a).

            "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Purchase Price Refund": any amount received by any Group Member as a result of a purchase price adjustment or similar event in connection with a given acquisition of Property by such Group Member which, as to such Property, yields net proceeds to such Group Member in excess of $1,000,000.

            "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

            "RCRA": the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance having the force of law promulgated thereunder.

            "Real Estate Under Construction": Real Property on which construction of material improvements has commenced and is continuing to be performed, but has not yet been completed (as such completion shall be evidenced by such Real Property being opened for business to the general public).

            "Real Property": with respect to any Subsidiary of Holdings, all of its present and future right, title and interest (including, without limitation, any leasehold estate) in (a) any plots, pieces or parcels of land, (b) any Improvements of every nature whatsoever (the rights and interests described in clauses (a) above and this clause (b) being the "Premises"), (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses
(c) and (d) above.

            "Recourse Indebtedness": any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender's Liens on a particular asset or group of assets (except to the extent the property on which such lender has a Lien and to which its recourse for non-payment is limited constitutes cash or Cash Equivalents, to which extent such Indebtedness shall be deemed to be Recourse Indebtedness).

            "Recourse Secured Mortgage Indebtedness": any Secured Mortgage Indebtedness (including Construction Related Indebtedness) that is Recourse Indebtedness.

            "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

            "Refinancing Indebtedness": (a) with respect to any refinancing of Secured Mortgage Indebtedness, additional Secured Mortgage Indebtedness, (b) with respect to any refinancing of unsecured Indebtedness, additional unsecured Indebtedness and (c) with respect to any refinancing of Indebtedness at its stated maturity date, any Indebtedness.

            "Refunded Swing Line Loans": as defined in Section 2.7.

            "Refunding Date": as defined in Section 2.7.

            "Register": as defined in Section 10.6(d).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the relevant Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to
Section 2.12(c) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Mandatory Prepayment Event in respect of which Holdings has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that Holdings (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Mandatory Prepayment Event to acquire or repair assets useful in its business or to redeem the Goldman Preferred Stock in accordance with Section 7.6(c).

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Holdings' business or to redeem the Goldman Preferred Stock in accordance with Section 7.6(c).

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which Holdings shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Holdings' business or to redeem the Goldman Preferred Stock in accordance with
Section 7.6(c) with all or any portion of the relevant Reinvestment Deferred Amount.

            "REIT": a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

            "Related Fund": with respect to any Lender, any fund that (a) invests in commercial loans and (b) is managed or advised by the same investment advisor as such Lender (or an Affiliate of such investment advisor), by such Lender or an Affiliate of such Lender.

            "Release": any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any GGP Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or GGP Property.

            "Remedial Action": actions required under any Environmental Law to
(a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Contaminants, (c) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care or (d) cure or prevent any violation of any Environmental Law.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice is waived under PBGC Reg. Section 4043.

            "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

            "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility (other than the Revolving Credit Facility).

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator of competent authority and jurisdiction or a court of competent authority and jurisdiction or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Responsible Officer": the chief executive officer, president or chief financial officer of Holdings, but in any event, with respect to financial matters, the chief financial officer of Holdings.

            "Restricted Payments": as defined in Section 7.6(a).

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $500,000,000.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

            "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

            "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

            "Revolving Credit Loans": as defined in Section 2.4.

            "Revolving Credit Note": as defined in Section 2.8.

            "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

            "Revolving Credit Termination Date": November 12, 2007.

            "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

            "Rouse LLC": Rouse LLC, a Delaware limited liability company.

            "S&P": Standard & Poor's Ratings Services.

            "SEC": the Securities and Exchange Commission (or successors thereto).

            "Secured Mortgage Indebtedness": any Indebtedness secured by a mortgage on any Real Property.

            "Security Documents": the collective reference to the Guarantee and Pledge Agreement, the Control Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the probable amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person is then able and expects to be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Specified Change of Control": a "Change of Control"(or any other defined term having a similar purpose), as defined in the Existing Debt Instruments.

            "Specified Hedge Agreement": any Hedge Agreement entered into by any Group Member and any Qualified Counterparty.

            "Subordinated Debt": any Indebtedness that is expressly subordinated to the prior payment of the Obligations in a manner reasonably satisfactory to the Administrative Agent.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

            "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

            "Swing Line Lender": Wachovia Bank, National Association, in its capacity as the lender of Swing Line Loans.

            "Swing Line Loans": as defined in Section 2.6.

            "Swing Line Note": as defined in Section 2.8.

            "Swing Line Participation Amount": as defined in Section 2.7.

            "Syndication Agents": as defined in the preamble hereto.

            "Syndication Date": the date on which the Arrangers complete the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement.

            "Syndication Letter": the Syndication Letter Agreement, dated the date hereof, among the Borrowers and the General Administrative Agent.

            "Target": The Rouse Company, which following the Merger shall become Rouse L.P., a Delaware limited partnership and a Subsidiary of the Partnership.

            "Term Loan Facilities": the collective reference to the CMBS Bridge Loan Facility, the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

            "Term Loan Lenders": the collective reference to the CMBS Bridge Loan Lenders, the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

            "Term Loans": the collective reference to the CMBS Bridge Loans, the Tranche A Term Loans and the Tranche B Term Loans.

            "Term Note": as defined in Section 2.8.

            "Total Adjusted Outstanding Indebtedness": on any date, the sum, without duplication, of (a) the amount of Indebtedness of Holdings and the Consolidated Entities set forth on the then most recent quarterly financial statements of Holdings, (b) the outstanding amount of Indebtedness of Minority Holdings allocable to Holdings or any Consolidated Entity as of the time of determination and (c) the Contingent Obligations of Holdings and the Consolidated Entities and, to the extent allocable to Holdings or any Consolidated Entity in accordance with GAAP, of the Minority Holdings; provided, that solely for purposes of this definition, the term "Indebtedness" shall not include Indebtedness with respect to letters of credit issued to support operating income guaranties or other performance guaranty or completion guaranty obligations or obligations under interest rate swap arrangements; provided, however, that the exclusion for obligations under interest rate swap arrangements and for letters of credit issued to support performance guaranty obligations shall not exceed 1% of Capitalization Value in the aggregate.

            "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

            "Tranche A Term Loan": as defined in Section 2.1(a).

            "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $3,650,000,000.

            "Tranche A Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

            "Tranche A Term Loan Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

            "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

            "Tranche B Administrative Agent": as defined in the preamble hereto.

            "Tranche B Term Loan": as defined in Section 2.1(a).

            "Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $2,000,000,000.

            "Tranche B Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

            "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

            "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

            "Transferee": as defined in Section 10.14.

            "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "Wholly Owned Subsidiary": as to any Person, any Subsidiary of such Person all of the Capital Stock of which (other than directors' qualifying shares) is owned by such Person directly or indirectly.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein, to the extent not otherwise specified therein, and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) All calculations of financial ratios set forth in Section 7.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. (For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.)

                    SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Loan Commitments. (a) Subject to the terms and conditions hereof, (i) the CMBS Bridge Loan Lenders severally agree to make term loans (each, a "CMBS Bridge Loan") to the Borrowers on the Closing Date in an amount for each CMBS Bridge Loan Lender not to exceed the amount of the CMBS Bridge Loan Commitment of such Lender, (ii) the Tranche A Term Loan Lenders severally agree to make term loans (each, a "Tranche A Term Loan") to the Borrowers on the Closing Date in an amount for each Tranche A Term Loan Lender not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (iii) the Tranche B Term Loan Lenders severally agree to make term loans (each, a "Tranche B Term Loan") to the Borrowers on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

            (b) Each borrowing of Term Loans shall be made by Holdings, the Company or the Partnership or simultaneously by any of Holdings, the Company and the Partnership and shall be the separate obligation of the Borrower making such borrowing and not of the other Borrowers; provided, however, that pursuant to the Guarantee and Pledge Agreement, Holdings and the Partnership shall guaranty each other's Obligations and the Obligations of the Company (so that (1) Holdings and the Partnership shall, as Guarantors, be liable, subject to the limitations set forth in the Guarantee and Pledge Agreement, for each others' Obligations and (2) Holdings and the Partnership shall also, as Guarantors, be liable, subject to the limitations set forth in the Guarantee and Pledge Agreement, for the Obligations of the Company, but the Company shall not be liable for the Obligations of Holdings or the Partnership). The Term Loans have been allocated to and shall be borrowed by each Borrower set forth below on the Closing Date in the following amounts:

                                CMBS Bridge Loans            Tranche A Term Loans           Tranche B Term Loans
                                -----------------            --------------------           --------------------
Holdings                         $404,173,759.00                $3,650,000,000                 $2,000,000,000
Partnership                      $222,247,872.30                $            0                 $            0
Company                          $518,578,368.70                $            0                 $            0

Notwithstanding anything herein to the contrary, the Partnership shall be permitted to assume all of the Term Loans made to Holdings on the Closing Date in a manner reasonably satisfactory to the Administrative Agent.

            2.2 Procedure for Term Loan Borrowing. The relevant Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the Closing Date, in the case of Base Rate Loans) requesting that the Term Loan Lenders make the Term Loans to such Borrower on the Closing Date. No Term Loan may be made, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Upon receipt of any such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall immediately make available to the relevant Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

            2.3 Repayment of Term Loans; Extension of CMBS Maturity Date. (a) Each Borrower shall repay all outstanding CMBS Bridge Loans borrowed by such Borrower on the Initial CMBS Bridge Loan Maturity Date. Notwithstanding the foregoing, any Borrower of a CMBS Bridge Loan may request, in a written notice provided to the Administrative Agent not less than 30 nor more than 60 days prior to the Initial CMBS Bridge Loan Maturity Date, that the CMBS Bridge Loans borrowed by such Borrower and outstanding on the Initial CMBS Bridge Loan Maturity Date mature on the Extended CMBS Bridge Loan Maturity Date, and the unpaid principal amount of such CMBS Bridge Loans shall then be due and payable on the Extended CMBS Bridge Loan Maturity Date; provided that (i) any Borrower exercising such option shall pay to the Administrative Agent for the account of the CMBS Bridge Loan Lenders a fee in the amount of 0.25% of the aggregate principal amount of its CMBS Bridge Loans so extended, which fee shall be payable on the Initial CMBS Bridge Loan Maturity Date and (ii) the aggregate principal amount of the CMBS Bridge Loans made to the Borrowers for which the maturity date can be extended to the Extended CMBS Bridge Loan Maturity Date shall not collectively exceed $600,000,000. The Administrative Agent shall promptly notify each relevant CMBS Bridge Loan Lender of any such request.

            (b) The Tranche A Term Loans of each Tranche A Term Loan Lender shall mature in installments, commencing on November 12, 2005, each of which shall be in an amount equal to such

Lender's Tranche A Term Loan Percentage multiplied by the principal amount set forth below opposite such installment (and each such amount shall be allocated to, and payable by, each Borrower ratably in accordance with the respective amounts of the Tranche A Term Loans made to the Borrowers):

    Installment                                       Principal Amount
    -----------                                       ----------------
November 12, 2005                                      $  500,000,000
May 12, 2006                                           $  500,000,000
November 12, 2006                                      $  500,000,000
February 12, 2007                                      $  125,000,000
May 12, 2007                                           $  125,000,000
August 12, 2007                                        $  125,000,000
November 12, 2007                                      $1,775,000,000

            (c) The Tranche B Term Loans of each Tranche B Term Loan Lender shall mature in 16 consecutive quarterly installments, commencing on March 31, 2005, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the principal amount set forth below opposite such installment (and each such amount shall be allocated to, and payable by, each Borrower ratably in accordance with the respective amounts of the Tranche B Term Loans made to the Borrowers):

   Installment                                       Principal Amount
   -----------                                       ----------------
March 31, 2005                                        $    5,000,000
June 30, 2005                                         $    5,000,000
September 30, 2005                                    $    5,000,000
December 31, 2005                                     $    5,000,000
March 31, 2006                                        $    5,000,000
June 30, 2006                                         $    5,000,000
September 30, 2006                                    $    5,000,000
December 31, 2006                                     $    5,000,000
March 31, 2007                                        $    5,000,000
June 30, 2007                                         $    5,000,000
September 30, 2007                                    $    5,000,000
December 31, 2007                                     $    5,000,000
March 31, 2008                                        $    5,000,000
June 30, 2008                                         $    5,000,000
September 30, 2008                                    $    5,000,000
November 12, 2008                                     $1,925,000,000

            (d) Notwithstanding the foregoing, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, made on the Closing Date is less than the aggregate amount of the Tranche A Term Loan Commitments or the Tranche B Term Loan Commitments, respectively, the amount of each relevant principal installment set forth in paragraph (b) or (c) above, respectively, shall be proportionally reduced to reflect such lesser amount so borrowed.

            2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to one or more of the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided that the aggregate amount of Revolving Credit Loans made on the Closing Date shall not exceed $250,000,000. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

            (b) On the Revolving Credit Termination Date, each Borrower shall repay all then outstanding Revolving Credit Loans made to such Borrower.

            (c) Each borrowing of Revolving Credit Loans shall be made by Holdings, the Company or the Partnership or simultaneously by any of Holdings, the Company and the Partnership and shall be the separate obligation of the Borrower making such borrowing and not of the other Borrowers; provided, however, that pursuant to the Guarantee and Pledge Agreement, Holdings and the Partnership shall guaranty each other's Obligations and the Obligations of the Company (so that (1) Holdings and the Partnership shall, as Guarantors, be liable, subject to the limitations set forth in the Guarantee and Pledge Agreement, for each others' Obligations and (2) Holdings and the Partnership shall also, as Guarantors, be liable, subject to the limitations set forth in the Guarantee and Pledge Agreement, for the Obligations of the Company, but the Company shall not be liable for the Obligations of Holdings or the Partnership).

The Revolving Credit Commitments have been allocated to and shall be available for usage by each Borrower through borrowings of Revolving Credit Loans and Swing Line Loans and issuances for the account of such Borrower of Letters of Credit in accordance with this Agreement in the following maximum amounts:

              Holdings                                $250,000,000
              Partnership                             $ 75,000,000
              Company                                 $175,000,000

Revolving Credit Loans need not be borrowed by each Borrower at the same time or in the same proportions (but the maximum amount that may be borrowed by each Borrower shall be as set forth above). Notwithstanding anything herein to the contrary, the Partnership shall be permitted to assume all of the Revolving Credit Commitments allocated to, and all the Revolving Credit Loans made by, Holdings in a manner reasonably satisfactory to the Administrative Agent (it being understood that upon such assumption (i) the Revolving Credit Commitments allocated to the Partnership shall be increased by the amount so assumed and (ii) Holdings shall cease to have any Revolving Credit Commitments allocated to it).

            2.5 Procedure for Revolving Credit Borrowing. Each Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the relevant Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). No Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $3,000,000 or a whole multiple of $500,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the relevant Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from any Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the relevant Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available promptly to such Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

            2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrowers in the form of swing line loans ("Swing Line Loans") a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) no Borrower shall request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, (A) the aggregate amount of the Available Revolving Credit Commitments would be less than zero or (B) the aggregate amount of the Revolving Extensions of Credit owing by such Borrower would exceed the limit applicable to such Borrower set forth in Section 2.4(c). During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

            (b) On the Revolving Credit Termination Date, each Borrower shall repay all then outstanding Swing Line Loans made to such Borrower.

            2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Any Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the relevant Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple of $25,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available promptly to such Borrower on such Borrowing Date in like funds as received by the Administrative Agent. Each Borrower agrees to repay any Swing Line Loan made to it within one Business Day of demand therefor by the Swing Line Lender and, in any event, within 5 Business Days after the date such Swing Line Loan was made.

            (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the relevant Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 12:00 Noon, New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

            (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to any Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

            (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

            (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any Borrower may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.8 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender or the Swing Line Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan made by such Revolving Credit Lender to such Borrower on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the then unpaid principal amount of each Swing Line Loan made by the Swing Line Lender to such Borrower on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan made by such Term Loan Lender to such Borrower (x) in the case of the CMBS Bridge Loans, on the Initial CMBS Bridge Loan Maturity Date or the Extended CMBS Bridge Loan Maturity Date, as applicable, or (y) in the case of the other Term Loans, in installments according to the amortization schedule set forth in Section 2.3 (or, in each case, on such earlier date on which the Loans become due and payable pursuant to
Section 8). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law and absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a Note of such Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender owed by such Borrower, substantially in the forms of Exhibit F-1, F-2 or F-3, respectively (a "Term Note", "Revolving Credit Note" or "Swing Line Note", respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans or issuance of Letters of Credit on the Closing Date.

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

            2.9 Commitment Fees, etc. (a) Each Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender made available to such Borrower hereunder during the period for which payment is made, payable quarterly in arrears on the first Business Day immediately following the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

            (b) Holdings shall pay to, or cause to be paid to, the Arrangers (or their Affiliates) the fees in the amounts and on the dates that Holdings and the Arrangers have previously agreed in writing.

            (c) Holdings shall pay to, or cause to be paid to, the Administrative Agent the fees in the amounts and on the dates that Holdings and the Administrative Agent have previously agreed in writing.

            2.10 Termination or Reduction of Revolving Credit Commitments. Each Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments made available to such Borrower hereunder or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments made available to such Borrower hereunder; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments made available to such Borrower hereunder then in effect.

            2.11 Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans made to such Borrower, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 A.M., New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.21 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

            2.12 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if on any date any Group Member shall receive Net Cash Proceeds from any Mandatory Prepayment Event, then, subject to any limitations (including satisfaction of any repayment or redemption requirements) contained in the Existing Debt Instruments or in Existing Contractual Obligations, and unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within 2 days of such date toward the prepayment of the Term Loans as set forth in Section 2.12(c); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $500,000,000 in any fiscal year of Holdings and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.12(c); provided, further, that (i) any such Net Cash Proceeds from any Secured Mortgage Indebtedness shall not be excluded from the foregoing requirement pursuant to a Reinvestment Notice until there are no CMBS Bridge Loans outstanding and (ii) any such Net Cash Proceeds from any Refinancing Indebtedness shall be applied to prepay the Term Loans only to the extent that such Net Cash Proceeds are not applied to repay the Indebtedness being refinanced thereby. The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Pledge Agreement, a consent to the incurrence of any Indebtedness by any Group Member, or a consent to the consummation of any Disposition not permitted by Section 7.5.

            (b) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of Holdings commencing with the fiscal year ending December 31, 2005, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date (subject to the limitations contained in the Existing Debt Instruments), the Tranche A Term Loans and Tranche B Term Loans shall be prepaid by an amount equal to 75% of such Excess Cash Flow, as set forth in
Section 2.12(c). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five Business Days after the earlier of
(i) the date on which the financial statements of Holdings referred to in
Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (c) Amounts to be applied in connection with prepayments made pursuant to Section 2.12(a) in connection with Secured Mortgage Indebtedness or any refinancing thereof shall be applied, first, to the prepayment of the CMBS Bridge Loans and, second, to the prepayment of the Tranche A Term Loans and Tranche B Term Loans in accordance with Section 2.18. Amounts to be applied in connection with prepayments made pursuant to Section 2.12(a) in connection with the issuance of Capital Stock shall be applied, at the relevant Borrower's option, to either the prepayment of the CMBS Bridge Loans or to the prepayment of the Tranche A Term Loans and the Tranche B Term Loans in accordance with
Section 2.18. Amounts to be applied in connection with prepayments made pursuant to Section 2.12(a) in connection with the incurrence of Indebtedness (other than any Secured Mortgage Indebtedness and any refinancings thereof) and any Asset Sale, Purchase Price Refund or Recovery Event shall be applied, first, to the prepayment of the Tranche A Term Loans and the Tranche B Term Loans in accordance with Section 2.18 and, second, to the prepayment of the CMBS Bridge Loans. Amounts to be applied in connection with prepayments made pursuant to
Section 2.12(b) shall be applied to the prepayment of the Tranche A Term Loans and the Tranche B Term Loans in accordance with Section 2.18.

            2.13 Conversion and Continuation Options. (a) Each Borrower may elect from time to time to convert Eurodollar Loans owed by it to Base Rate Loans by giving the Administrative Agent no later than 12:00 P.M., New York City time, on the date that is at least two Business Days' prior to such conversion irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert Base Rate Loans owed by it to Eurodollar Loans by giving the Administrative Agent no later than 12:00 P.M., New York City time, on the date that is at least three Business Days' prior to such conversion irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Each Borrower may elect to continue any Eurodollar Loan owed by it as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided further, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (c) A Borrower may give the Administrative Agent telephonic notice of any proposed conversion/continuation by such time as may be required under this Section 2.13 (or by the definition of the term "Interest Period" in Section 1.1) if the Borrower confirms such telephonic notice by delivery of written notice to the Administrative Agent by facsimile transmission promptly, but in no event later than 1:00 P.M., New York City time, on the same day.

            2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $3,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

            2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

            (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

            2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurodollar Rate or Base Rate, as applicable. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15.

            2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined in good faith that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified in good faith by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice (promptly confirmed in writing) thereof to the relevant Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and
(z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which notice, in the case of Section 2.17(b), the Administrative Agent shall withdraw promptly upon notice by Majority Facility Lenders that such is no longer the case (which notice Majority Facility Lenders shall promptly deliver to the Administrative Agent when such is no longer the case)), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

            2.18 Pro Rata Treatment and Payments. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective CMBS Bridge Loan Percentages, Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

            (b) Subject to Section 2.18(d), each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities, except in the case of the prepayment and replacement of the Term Loans under any Facility in the circumstances described in the last paragraph of Section 10.1. Subject to Section 2.18(d), each mandatory prepayment required by Section 2.12 to be applied to the Tranche A Term Loans and the Tranche B Term Loans shall be, first, allocated among the Tranche A Term Loan Facility and the Tranche B Term Loan Facility pro rata according to then remaining installments thereof due during the calendar year of such mandatory prepayment and applied to such installments in direct order of maturity and, second, allocated among the Tranche A Term Loan Facility and the Tranche B Term Loan Facility pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans and the Tranche B Term Loans and applied to the installments thereof in direct order of maturity. Each payment on account of principal of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders. With respect to any optional prepayment of the Tranche A Term Loans and the Tranche B Term Loans, each payment on account of principal of such Term Loans shall be applied to the installments thereof in a manner determined by Holdings. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by any Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans of such Borrower then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender.

            (d) Notwithstanding anything to the contrary in Sections 2.11, 2.12 or 2.18(b), so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.11 or mandatory prepayment described in
Section 2.12 that is allocated to Tranche B Term Loans (such amounts, respectively, the "Optional Prepayment Amount" and the "Mandatory Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the relevant Borrower will:

                  (i) in the case of any optional prepayment of the Tranche B
            Term Loans which such Borrower wishes to make, not later than 10 Business Days prior to the date on which such Borrower wishes to make such optional prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below; and

                  (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.12, on the date specified in Section 2.12 for such prepayment, (A) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below and (B) deposit with the Administrative Agent the Mandatory Prepayment Amount.

            As promptly as practicable after receiving such notice from the relevant Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit G, and shall include an offer by such Borrower to prepay on the Prepayment Date the Tranche B Term Loans of such Lender by an amount equal to the portion of the Optional Prepayment Amount or Mandatory Prepayment Amount, as the case may be, indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. The "Prepayment Date" in respect of any Prepayment Option Notice shall be the date which is (i) in the case of a Prepayment Option Notice relating to an optional prepayment, the later of (A) five Business Days after the date of such Prepayment Option Notice and
(B) the date on which the relevant Borrower has advised the Administrative Agent that it wishes to make such optional prepayment and (ii) in the case of a Prepayment Option Notice relating to a mandatory prepayment, the date which is five Business Days after the date of such Prepayment Option Notice.

            On the Prepayment Date:

                  (i) in the case of any optional prepayment, the relevant
            Borrower shall pay to the Administrative Agent the Optional Prepayment Amount, and the Administrative Agent shall (A) apply the Optional Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted optional prepayment as described above and (B) apply the remaining portion of the Optional Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans; and

                  (ii) in the case of any mandatory prepayment, the
            Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted mandatory prepayment as described above and (B) apply the remaining portion of the Mandatory Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans.

This Section 2.18(d) shall not be applicable in the case of a prepayment in full of all Term Loans.

            (e) Unless otherwise designated by the relevant Borrower, the application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

            (f) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made no later than 2:00 P.M., New York City time, on the due date thereof to the

Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by any Borrower after 2:00 P.M., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the relevant Borrower. If such Lender shall pay to the Administrative Agent the corresponding amount of such Lender's share of such borrowing that was made available by the Administrative Agent to the relevant Borrower, the amount so paid shall constitute such Lender's Loan, and if both such Lender and such Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to such Borrower such corresponding amount of such advance by the Administrative Agent. Nothing herein shall be deemed to relieve any Lender of its obligation to make Loans or shall be deemed to limit the rights of any party against any such Lender.

            (h) Unless the Administrative Agent shall have been notified in writing by the relevant Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against such Borrower.

            (i) Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

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

            2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems in good faith to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall pay such Lender, within 30 days of written demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable on the Loans owed by such Borrower. Any such demand for additional amounts pursuant to this Section 2.19(a) shall be accompanied by a statement as to the amount of such additional amount and include a brief summary of the basis for such demand.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations to a Borrower hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then within 30 days after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, each Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction that is attributable to the Loans owed to such Lender by such Borrower; provided that no Borrower shall be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies such Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. Any request for additional amounts pursuant to this Section 2.19(b) shall be accompanied by a statement as to the amount of such additional amount and include a brief summary of the basis for such demand.

            (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the relevant Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.20 Taxes. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, gross receipts, capital and/or franchise taxes imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or, in the case of an SPC, at the time such SPC initially makes a Loan hereunder), except if and to the extent that such Lender's assignor (if any) (or, in the case of an SPC, such SPC's Granting Lender) was entitled, at the time of assignment (or, in the case of an SPC, at the time such SPC initially makes a Loan hereunder), to receive additional amounts from such Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

            (b) In addition, each Borrower shall pay any Other Taxes applicable to the Loans owed by it hereunder to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as reasonably possible thereafter such Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower or other evidence reasonably acceptable to the Administrative Agent showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, such Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder until the expiration of the statute of limitations applicable to such taxes.

            (d) (1) Each Lender that is a U.S. person as defined in Section 7701(a)(30) of the Code and that is not a corporation for U.S. federal income tax purposes and/or whose name does not contain an unambiguous expression of corporate status as described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1) and/or whose lending office is in a jurisdiction outside the U.S. shall deliver to the Borrowers and the Administrative Agent a duly executed U.S. Internal Revenue Service Form W-9 and (2) each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two original copies of either a duly executed U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under

Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of an SPC, at the time such SPC initially makes a Loan hereunder). In addition, each Lender shall deliver such forms (or ay successor thereto) to the Borrowers promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law or treaty as will permit such payments to be made without withholding or at a reduced rate of withholding, provided that such Lender is legally entitled to complete, execute and deliver such documentation.

            (f) For purposes of this Section 2.20, an SPC that makes a Loan pursuant to Section 10.6(g) shall be treated as a Lender.

            2.21 Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the relevant Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21. If, at any time after an event giving rise to the operation of this Section 2.22 with respect to a Lender has occurred, such Lender determines that it may lawfully make Eurodollar Loans, such Lender shall promptly give written notice of such determination to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit such notice to each other Lender. Each Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Loans shall thereupon be restored.

            2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or
2.22 with respect to such Lender, it will, if requested by the relevant Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

            2.24 Replacement of Lenders under Certain Circumstances. Notwithstanding any provision to the contrary in this Agreement, the Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 or gives a notice of illegality pursuant to Section 2.22 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that, as to any replacement, (i) such replacement does not conflict with any Requirement of Law,
(ii) prior to any such replacement, such Lender shall not have, in accordance with Section 2.23, eliminated the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20 or eliminated the illegality referred to in such notice of illegality given pursuant to Section 2.22, (iii) the replacement financial institution or institutions shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under
Section 2.21 (as though Section 2.21 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (vii) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of any of the Borrowers (to support such Borrower's obligations or the obligations of any of its Subsidiaries) on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall not have any obligation to issue any Letter of Credit for the account of any Borrower if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit

Commitments would be less than zero or (iii) the aggregate amount of the Revolving Extensions of Credit owing by such Borrower would exceed the limit applicable to such Borrower set forth in Section 2.4(c). Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

            (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. Any of the Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Concurrently with the delivery of an Application to the Issuing Lender, the relevant Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the relevant Borrower (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower. The Issuing Lender shall promptly give notice to the Administrative Agent (which shall in turn give notice to the Revolving Credit Lenders) of the issuance of each Letter of Credit (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

            3.3 Fees and Other Charges. (a) Each Borrower will pay a fee on the aggregate drawable amount of all its outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, each Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all its outstanding Letters of Credit in an amount to be agreed upon in writing between such Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

            (b) In addition to the foregoing fees, the relevant Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit

Percentage in the Issuing Lender's obligations and rights under each Letter of Credit hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (b) If any amount (a "Participation Amount") required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, the Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of the Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender (and thereafter the Administrative Agent shall promptly return to the Issuing Lender) the portion thereof previously distributed by the Issuing Lender.

            3.5 Reimbursement Obligation of the Borrowers. Each Borrower agrees to reimburse the Issuing Lender, on each date on which the Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued for the account of such Borrower and paid by the Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and
(ii) thereafter, Section 2.15(c), provided that no amount payable in respect of clause (b) of the preceding sentence shall be due and payable to the Issuing Lender until the relevant Borrower is notified in writing of the incurrence of such payment. Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to any Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the relevant Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.

            3.6 Obligations Absolute. Each Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with the Issuing Lender that the Issuing Lender and any L/C Participant shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. Neither the Issuing Lender nor any L/C Participant or other Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of the Issuing Lender to such Borrower.

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

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the relevant Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

            3.9 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary, the Borrower which requested the issuance of such Letter of Credit shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit.

            3.10 Existing Letters of Credit. Upon the Closing Date, all Existing Letters of Credit shall be deemed to have been issued under this Agreement and shall be outstanding hereunder, and each Existing Letter of Credit Issuer shall be the Issuing Lender with respect to the Existing Letters of Credit issued by it.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Partnership hereby jointly and severally represent and warrant to each Agent and each Lender, and the Company hereby represents and warrants to each Agent and each Lender (to the extent that a representation and warranty contained in this Section 4 pertains to the Company and/or its Subsidiaries), that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at June 30, 2004 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Merger, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings as of the date of delivery thereof, and presents fairly, in all material respects, on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at June 30, 2004, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2002 and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at September 30, 2004, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the

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

consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings and its consolidated Subsidiaries do not have any material Contingent Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Except as set forth in Schedule 4.1(b), during the period from September 30, 2004 to and including the date of this Agreement, there has been no Disposition by Holdings and its consolidated Subsidiaries of any material part of its business or Property.

            (c) The audited consolidated balance sheets of the Target and its consolidated Subsidiaries as at December 31, 2002 and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Target and its consolidated Subsidiaries as at June 30, 2004, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Target and its consolidated Subsidiaries do not have any material Contingent Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. Except as set forth in
Schedule 4.1(c), during the period from June 30, 2004 to and including the date of this Agreement, there has been no Disposition by the Target and its Subsidiaries of any material part of its business or Property.

            4.2 No Change. Since September 30, 2004 (or, for the purposes of the Closing Date only, with respect to the Target and its Subsidiaries, June 30,
2004) there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

            4.3 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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

            4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, to consummate the Merger and, in the case of Holdings and each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, to consummate the Merger and, in the case of Holdings and each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the consummation of the Merger, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents (subject, in the case of any transfer of Pledged Equity, to the obtaining of any third party consents or approvals and the giving of third party notices that may be required), except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) consents, authorizations, filings and notices in connection with contracts (other than agreements governing Secured Mortgage Indebtedness) that are not, individually or in the aggregate, material to the operations of any Borrower and which the failure to obtain or make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) the consents listed on Schedule 4.4 which have not been obtained or made and which the failure to obtain or make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iv) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents (subject, in the case of any transfer of Pledged Equity, to the obtaining of any third party consents or approvals and the giving of third party notices that may be required), the consummation of the Merger, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member in any material respect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

            4.6 No Material Litigation. Other than as may be disclosed on
Schedule 4.6 hereto or in Holdings' or the Target's filings with the SEC prior to the date of this Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or any other Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

            4.9 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Group Member know of any valid basis for any such claim and (iii) the use of Intellectual Property by the Group Members does not infringe on the rights of any Person.

            4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (taking into account the due date (including any extensions thereto) for payment of such taxes, fees, or other charges) (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Group Member); and, to the knowledge of Holdings or any other Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge which could be reasonably expected to have a Material Adverse Effect.

            4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect in violation of the provisions of the Regulations of the Board.

            4.12 Labor Matters. There are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or any other Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Group Members have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from any Group Member on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Group Member.

            4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code, where failure to comply with such requirements, singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan resulting in liability under Title IV of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, and it is not reasonably anticipated that material liability will be assessed against the Borrowers or any Controlled Group Entity under
Section 4019 of ERISA. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation report prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrowers nor any Commonly Controlled Entity contributes to, or has contributed to, any Multiemployer Plan or has had a complete or partial withdrawal from any Multiemployer Plan which contribution or withdrawal has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any Borrower or any such

Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrowers, no Multiemployer Plan, for which the Borrowers or any Commonly Controlled Entity has liability, is in Reorganization or Insolvent.

            4.14 Investment Company Act; Other Regulations. No Group Member or any of its Subsidiaries (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, (ii) is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (iii) is subject to regulations under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated by this Agreement.

            4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of Holdings at the date hereof. Schedule 4.15-1 sets forth as of the Closing Date a diagram indicating the structure of Holdings and each Subsidiary (including the name of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party) other than Rouse LLC and its Subsidiaries. Schedule 4.15-2 sets forth as of a date reasonably close to the Closing Date a diagram indicating the structure of Rouse LLC and each Subsidiary of Rouse LLC (including the name of each such Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party). Schedules 4.15-1 and 4.15-2 are accurate and complete as of the Closing Date in all material respects.

            (a) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Group Member, except as disclosed on Schedule 4.15.

            4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance the Merger, to pay related fees and expenses, to refinance loans outstanding under the Existing Credit Facilities, and to repay Indebtedness owed by (i) the Group Members and (ii) the Target and its Subsidiaries, with any remaining proceeds being used for general corporate purposes in the ordinary course of business. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes in the ordinary course of business.

            4.17 Environmental Matters. Except as disclosed in Schedule 4.17 and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

            (a) The Group Members: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or presently planned operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) have no knowledge indicating that: any of their Environmental Permits will not be timely renewed and complied with, without material expense; that any additional Environmental Permits that may be required of any of them will not be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will not be timely attained and maintained, without material expense.

            (b) Materials of Environmental Concern other than those present in retail packaging for sale as consumer products or otherwise present in customary amounts in connection with the development, construction, operation, heating and cooling or repair and maintenance activities and in compliance with all Environmental Laws (all of which is not expected to result in a Material Adverse Effect), are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Group Member under any applicable Environmental Law or otherwise result in costs to any Group Member, or (ii) interfere with any Group Member's continued operations, or (iii) impair the fair saleable value of any real property owned or leased any Group Member.

            (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) (i) under or relating to any Environmental Law, (ii) relating to any Remedial Action or
      (iii) relating to any claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment, in each case to which any Group Member is, or to the knowledge of Holdings or any other Borrower will be, named as a party that is pending or, to the knowledge of Holdings or any other Borrower, threatened.

            (d) No Group Member has received any written request for information pursuant, or relating, to any Environmental Law, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

            (e) No Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

            (f) No Group Member has assumed or retained, by contract, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

            (g) No Group Member's present or, to the knowledge of Holdings or any other Borrower, past Property presently is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action.

            (h) To Holdings' knowledge, no Group Member has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list.

            (i) No Environmental Lien is presently recorded with respect to any Property of any Group Member.

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

            4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the other Borrowers providing such information to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Merger Documentation made by a Loan Party are true and correct in all material respects.

            4.19 Security Documents. The Guarantee and Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Equity described in the Guarantee and Pledge Agreement, when any stock certificates representing such Pledged Equity are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19 (which financing statements have been duly completed and delivered to the Administrative Agent), the Guarantee and Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Pledge Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Equity, Liens permitted by Section 7.3).

            4.20 Solvency. Each Loan Party is, and immediately after giving effect to the Merger and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

            4.21 Certain Documents. Holdings or the other Borrowers have delivered to the Administrative Agent a complete and correct copy of the Merger Documentation, the Existing Debt Instruments (other than the LaSalle Letter of Credit Facility and the M&T Letter of Credit Facility), the Borrower Partnership Agreement and the Borrower Operating Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

            4.22 REIT Status. Holdings qualifies as a REIT under the Code.

                        SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Initial Extension of Credit. The amendment and restatement of the Existing Credit Agreement hereby and the agreement of each Lender to make the initial extension of credit requested to be made by it hereunder are each subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and each Borrower, (ii) the Guarantee and Pledge Agreement, executed and delivered by a duly authorized officer of

      Holdings, the Partnership and Rouse LLC, (iii) the Control Agreement, executed and delivered by a duly authorized officer of the Partnership and
      (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrowers.

            (b) Merger, etc. The following transactions shall have been consummated:

                  (i) The Merger shall have been consummated in accordance with the terms of the Merger Agreement, and no provision of the Merger Agreement shall have been waived, amended, supplemented or otherwise modified in a manner that would reasonably be expected to be materially adverse to the Lenders;

                  (ii) The capital structure of each Loan Party after the Merger shall be as described in the Merger Agreement; and

                  (iii) Holdings shall have received at least $500,000,000 in cash from the net proceeds of common equity issued by Holdings pursuant to a warrants offering.

            (c) Pro Forma Balance Sheet; Financial Statements. (i) The Lenders shall have received (x) the Pro Forma Balance Sheet, (y) audited consolidated financial statements of Holdings and its consolidated Subsidiaries for the 2002 and 2003 fiscal years and (z) unaudited interim consolidated financial statements of Holdings and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (y) of this paragraph as to which such financial statements are available.

            (ii) The Lenders shall have received (x) audited consolidated financial statements of the Target and its consolidated Subsidiaries for the 2002 and 2003 fiscal years and (y) unaudited interim consolidated financial statements of the Target and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (x) of this paragraph as to which such financial statements are available.

            (d) Approvals. All governmental and third party approvals (other than those listed on Schedule 4.4) necessary in connection with the Merger, the continuing operations of the Group Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the Merger or the financing contemplated hereby.

            (e) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by Holdings, of (i) the Merger Agreement, (ii) the Existing Debt Instruments and (iii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument or security agreement to which the Loan Parties may be a party.

            (f) Termination of Existing Credit Facilities. The Existing Credit Facilities shall have been, or shall, simultaneously with the making of Loans on the Closing Date, be terminated (or, in the case of the Existing Credit Agreement, restated hereby), all amounts thereunder shall have been, or shall, simultaneously with the making of Loans on the Closing Date, be paid in full, and evidence of the foregoing shall have been delivered to the Administrative Agent.

            (g) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrowers to the Administrative Agent on or before the Closing Date.

            (h) Business Plan. The Lenders shall have received a business plan for fiscal years 2004-2008 and a written analysis of the business and prospects of the Group Members for the period from the Closing Date through November 12, 2008, which shall be based upon assumptions believed by management to be reasonable (it being understood that actual results may differ from projected results).

            (i) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certificate from the chief financial officer of Holdings which shall document the solvency of the Group Members considered as a whole after giving effect to the transactions contemplated hereby.

            (j) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect security interests in all intangible assets of the Partnership and Rouse LLC, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3.

            (k) Expenses. The Administrative Agent shall have received evidence that the fees and expenses to be incurred in connection with the Merger and the financing thereof shall not exceed $500,000,000.

            (l) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (m) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Sullivan & Cromwell LLP, counsel to the Borrowers, substantially in the form of Exhibit E-1; and

                  (ii) the legal opinion of Neal, Gerber & Eisenberg LLP,
            counsel to the Borrowers and their Subsidiaries, substantially in the form of Exhibit E-2.

            (n) Pledged Equity; Stock Powers; Acknowledgment and Consent. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and
      (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Pledge Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Pledge Agreement that is not itself a party to the Guarantee and Pledge Agreement.

            (o) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

            (p) Compliance Certificate. The Lenders shall have received a satisfactory certificate and analysis of the chief financial officer of Holdings which shall document covenant compliance under this Agreement, the other Loan Documents and the Existing Debt Instruments after giving effect to the Merger and the other transactions contemplated hereby.

            (q) PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.

            5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date (except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

            Each borrowing by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            Holdings, the Partnership and the Company hereby agree (which agreement, in the case of the Company, shall be limited to itself and its Subsidiaries) that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings, the Partnership and the Company shall and shall cause each of its Subsidiaries to:

            6.1 Financial Statements. Furnish to the Administrative Agent (for distribution to the Lenders):

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or other material qualification or exception, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event within 90 days after the end of each fiscal year of the Partnership, a copy of the unaudited consolidated balance sheet of the Partnership and, if requested by the Administrative Agent, the Company and its or their respective consolidated Subsidiaries, as applicable, as at the end of such year and the related unaudited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year;

            (c) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

            (d) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Partnership, the unaudited consolidated balance sheet of the Partnership and, if requested by the Administrative Agent, the Company and its or their respective consolidated Subsidiaries, as applicable, as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            6.2 Certificates; Other Information. Furnish to the Administrative Agent (for distribution to the Lenders), or, in the case of clause (f), to the relevant Lender:

            (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), if requested by the Administrative Agent or the Required Lenders, a certificate of a Responsible Officer setting forth, representing and certifying a statement of net operating income and schedule of tenant sales and occupancy with respect to each Real Property;

            (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition that is then required to be satisfied by it, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default or mandatory prepayment event as described in Section 2.12 hereof except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information (including a schedule of

      Combined EBITDA) and calculations necessary for calculating the Leverage Ratio for purposes of determining the Applicable Margin and for determining compliance by the Group Members with the provisions of this Agreement (including, without limitation, Sections 7.1 and 7.2) referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, and (y) a schedule of each bankruptcy or cessation of operations of any tenant to which greater than 5% of any Group Member's share of consolidated minimum rent is attributable, of which bankruptcy or cessation of operations Holdings or any other Borrower obtained knowledge since the last date on which such a schedule was submitted;

            (c) no later than 10 Business Days (or such shorter period of time as may be agreed by the Administrative Agent) prior to the effectiveness thereof, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to any Existing Debt Instrument (except the LaSalle Letter of Credit Facility and the M&T Letter of Credit Facility);

            (d) within five days after the same are sent, copies of all financial statements, reports and certificates, including, without limitation, any certificates demonstrating covenant compliance under any applicable document, that any Group Member sends to the holders (or a trustee or agent on behalf of the holders) of any class of its public debt securities and, within five days after the same are filed, copies of all financial statements and reports that any Group Member may make to, or file with, the SEC unless, in each case, such statement, report or certificate is made publicly available by such Group Member;

            (e) as soon as practicable, and in any event within 90 days after the end of each fiscal year of Holdings, Holdings shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Real Properties of any Subsidiary, the base rent payments of which tenant account for more than 5% of such Subsidiary's share of consolidated minimum rent in the Real Properties in the aggregate; and

            (f) reasonably promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            6.3 Conduct of Business and Maintenance of Existence; Compliance.
(a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.4 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business. Without any limitation on the foregoing, Holdings shall cause its Subsidiaries to maintain the Real Property in a manner such that each Real Property can be used in the manner and substantially for the purposes such Real Property is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Real Property.

            6.5 Inspection of Property; Books and Records; Discussions. (a) Keep in all material respects proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

            6.6 Notices. Promptly upon obtaining knowledge thereof give notice to the Administrative Agent of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding affecting any Group Member that, in either case, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Group Member which relates to any Loan Document;

            (d) the following events, as soon as possible and in any event within 30 days after any Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan, in each case so as to be reasonably likely that any Borrower or any Commonly Controlled Entity could incur any material liability to the PBGC or under Title IV of ERISA, or when circumstances otherwise exist which could reasonably be expected to result in the Borrower or any Commonly Controlled Entity incurring any such material liability or (ii) the institution of proceedings or the taking of any other action by the PBGC or such Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the termination, of, any Plan in respect of which the Borrowers or any Commonly Controlled Entity could incur material liability; and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

            6.7 Environmental Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            6.8 Interest Rate Protection. Within 60 days after the Closing Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 55% (or, after the first anniversary of the Closing Date, 60%) of the aggregate principal amount of the sum of (a) all Indebtedness of the Group Members and (b) all Indebtedness of Minority Holdings allocable in accordance with GAAP to Holdings or any Consolidated Entity is subject to either a fixed interest rate or interest rate protection, which Hedge Agreements shall have terms and conditions, and be with counterparties, reasonably satisfactory to the Administrative Agent.

            6.9 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, Holdings and the other Borrowers will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from any Group Member for such governmental consent, approval, recording, qualification or authorization.

            6.10 Subsidiary Distributions. Cause the Target and its Subsidiaries and any Minority Holdings owned (directly or indirectly) by the Partnership to dividend or otherwise distribute all of its cash (other than cash necessary to conduct its normal business and operations) to the Partnership (the "Distributions"), subject to, in the case of any Limited Minority Holdings, contractual or other legal restrictions prohibiting or limiting the ability of any Group Member to cause such dividend or distribution. The Distributions made by the Target or its Subsidiaries shall be deposited into the Deposit Account (as defined in the Control Agreement); provided, that the parties hereto acknowledge and agree that, unless an Event of Default shall have occurred and be continuing, (i) no Person shall deliver a Control Notice (as defined in the Control Agreement) with respect thereto and (ii) the relevant Borrower shall have the right to make withdrawals therefrom.

            6.11 Appraisals. On or before February 28, 2005, furnish to the Administrative Agent an updated appraisal of each Community Development Property by Landauer Associates, Inc. which shall be reasonably satisfactory to the Administrative Agent (it being understood that the Borrowers shall use commercially reasonable efforts to furnish such appraisals as soon as practicable).

            6.12 Consents. Use commercially reasonable best efforts to obtain the consents listed on Schedule 4.4 as soon as practicable.

            6.13 Pledges. Within 10 days after the Closing Date (or such longer period of time as may be agreed by the Administrative Agent), provide for the pledge of the common units of the Company not directly owned by the Partnership in a manner satisfactory to the Administrative Agent (it being understood that as of the Closing Date such common units equal approximately 8% of the aggregate issued and outstanding common units of the Company).

                         SECTION 7. NEGATIVE COVENANTS

            Holdings, the Partnership and the Company hereby agree (which agreement, in the case of the Company, shall be limited to itself and its Subsidiaries) that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings, the Partnership and the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            7.1 Financial Condition Covenants.

            (a) Permit the Fixed Charge Coverage Ratio as of the last day of any period of four consecutive fiscal quarters of Holdings (or, if less, the number of full fiscal quarters subsequent to the Closing Date) to be less than 1.40 to 1.00; and

            (b) Permit the Combined Equity Value at any time to be less than $5,000,000,000.

            7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness which (i) has a maturity date no earlier than six months following the maturity date of the Tranche B Term Loans (other than Secured Mortgage Indebtedness and Construction Related Indebtedness) and (ii) when aggregated with Indebtedness of the Group Members and Indebtedness of Minority Holdings allocable in accordance with GAAP to Holdings or any Consolidated Entity as of the time of determination, would not cause Total Adjusted Outstanding Indebtedness at any time during the period set forth below to exceed the percentage of the Capitalization Value set forth below opposite such period:

           Period                          % of Capitalization Value
           ------                          -------------------------
Closing Date - June 29, 2006                          75%

June 30, 2006 - June 29, 2007                         70%

June 30, 2007 and thereafter                          65%

; provided, however, that in addition to the above:

            (i) the aggregate outstanding principal amount of any unsecured Indebtedness of (x) all Consolidated Entities shall not exceed $25,000,000 at any one time and (y) all Minority Holdings shall not exceed $100,000,000 at any one time, in each case other than such unsecured Indebtedness outstanding on the date hereof and listed on Schedule 7.2 and any refinancings thereof (provided such refinancing does not increase the principal amount thereof or shorten the maturity thereof); and

            (ii) the aggregate outstanding principal amount of any Recourse Secured Mortgage Indebtedness shall not exceed 7.5% of the Capitalization Value at any one time.

            7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes, assessments or utility or governmental charges that are not yet due and payable or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of a Group Member in conformity with GAAP;

            (b) statutory Liens of landlords or Equipment lessors against any Property of any Group Member, carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings or that are for amounts which, if not resolved in favor of the applicable Group Member would not be likely, individually or in the aggregate together with all other such Liens, to result in a Material Adverse Effect;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Group Member;

            (f) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Group Members pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $50,000,000 for any Real Property;

            (g) Liens created pursuant to the Security Documents;

            (h) Liens securing permitted Secured Mortgage Indebtedness; provided that such Indebtedness constitutes Non-Recourse Indebtedness;

            (i) Liens securing permitted Recourse Secured Mortgage Indebtedness, provided that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness and (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness; and

            (j) Liens to secure capital contributions arising in favor of the holders of equity interests in entities which are Minority Holdings pursuant to the terms of the applicable partnership, joint venture, operating, shareholders or similar agreement between such holders and any Group Member, provided that such Liens do not at any time encumber any Property other than such equity interests.

            7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

            (a) any Subsidiary of Holdings (other than the Partnership or the Company) may be merged or consolidated with or into any Borrower (provided that such Borrower shall be the continuing or surviving entity) or with or into any Wholly Owned Subsidiary of a Borrower

      (provided that (i) such Wholly Owned Subsidiary shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Wholly Owned Subsidiary of a Borrower);

            (b) any Subsidiary of Holdings (other than the Partnership or the Company) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any Wholly Owned Subsidiary of a Borrower ; and

            (c) the Merger and the related intercompany transactions to be consummated on the Closing Date may be consummated.

            7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of obsolete or worn out property in the ordinary course of business;

            (b) the sale of inventory in the ordinary course of business;

            (c) Dispositions permitted by Section 7.4(b);

            (d) the sale or issuance of any Subsidiary's Capital Stock to any Borrower;

            (e) the Disposition of other assets (other than the sale or issuance of any preferred stock of any Subsidiary), provided that (i) such Disposition is at fair market value, as reasonably determined by the Group Member making such Disposition, (ii) such Disposition shall not result in a Material Adverse Effect and (iii) at the time of such Disposition, a certificate of a Responsible Officer shall have been delivered to the Administrative Agent, which shall include (x) a computation demonstrating pro forma compliance with the covenant contained in Section 7.1 and, if applicable, Section 7.2 after giving effect to such Disposition and (y) a certification that no Default or Event of Default shall have occurred and be continuing at such time or after giving effect to such Disposition; and

            (f) the sale or other transfer of the Capital Stock of the Target by Holdings to the Partnership and Rouse LLC and the related intercompany transactions to be consummated on the Closing Date.

            7.6 Limitation on Restricted Payments and Redemption Payments. (a) Make any Restricted Payment (other than (x) to one or more Group Members or (y) to the extent reasonably necessary (after utilization of the basket set forth below) in order for Holdings to remain qualified as a REIT under the Code) during any fiscal quarter of Holdings, which, when added to all Restricted Payments made during such fiscal quarter and the three immediately preceding fiscal quarters of Holdings, exceeds 75% of FFO for Holdings for such four fiscal quarters; provided that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment. For purposes of this Agreement, "Restricted Payment" means
(i) any dividend or other distribution (whether payable in cash or other property) on any shares of any Group Member's Capital Stock (except dividends payable solely in shares of such Capital Stock or in rights to subscribe for or purchase shares of such Capital Stock) or (ii) any loan payment to any Affiliate of any Group Member.

            (b) Make any Redemption Payment (other than to one or more Group Members) during any fiscal year of Holdings, which, when added to all Redemption Payments made during such year of Holdings, exceeds $125,000,000 in the aggregate; provided that (i) no such Redemption Payment shall have, or be reasonably likely to have, a Material Adverse Effect and (ii) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Redemption Payment. For purposes of this Agreement, "Redemption Payment" means any payment on account of the purchase, redemption, retirement or acquisition (including merger consideration) of (i) any shares of any Group Member's Capital Stock or (ii) any option, warrant or other right to acquire shares of any Group Member's Capital Stock.

            (c) Notwithstanding paragraph (b) of this Section, the Company may make Redemption Payments with respect to the Goldman Preferred Stock which do not exceed $250,000,000 in the aggregate and which are made with the Net Cash Proceeds of (i) a Mandatory Prepayment Event for which a Reinvestment Notice has been delivered or (ii) Subordinated Debt; provided that (x) no such payment shall have, or be reasonably likely to have, a Material Adverse Effect and (y) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such payment.

            7.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, or purchase any Property from, any other Person (all of the foregoing, "Investments"), except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) any Investment reasonably necessary for Holdings to remain qualified as a REIT;

            (c) Investments in Cash Equivalents;

            (d) the Merger and the related intercompany transactions to be consummated on the Closing Date;

            (e) Investments by any Group Member in any Borrower or any Person that, prior to such Investment, is a Wholly Owned Subsidiary of a Borrower;

            (f) Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

            (g) Investments in:

            (1) any individual Real Property in an aggregate amount (valued at cost) not to exceed $1,000,000,000;

            (2) any single Person owning GGP Property or any portfolio of GGP Properties (other than any Borrower's investments in GGP-TRS L.L.C., Price Development Company, Limited Partnership, the Homart Portfolio, the Ivanhoe Portfolio and the Target) which do not exceed 20% of the Capitalization Value after giving effect to such Investments of the Group Members, it being understood that no Investment in any individual Person will be permitted if Holdings' and each Borrower's allocable share of

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            the Investment of such Person in any individual GGP Property would exceed the limitation described in clause (1) above;

            (3) Minority Holdings, provided that (i) aggregate Investments in Limited Minority Holdings shall not exceed 20% of the Capitalization Value after giving effect to such Investments of the Group Members, and (ii) such Minority Holdings shall be a Minority Holdings owned (directly or indirectly) by the Partnership if such Minority Holdings was not in existence as of the date of this Agreement; and

            (4) Real Estate Under Construction which, in the aggregate, does not exceed 10% of the Capitalization Value after giving effect to such Investments of the Group Members (provided, however, that, for purposes of this clause (4) only, the term Real Estate Under Construction shall not include any Construction Asset which is at least 80% leased, and provided further that, for purposes of this clause (4), any portion of a Construction Asset which is under a binding contract of sale to an "anchor tenant" shall be deemed to be leased);

            (h) Investments held as of the Closing Date and, in the case of Investments made after June 30, 2004 through the Closing Date, listed on
      Schedule 7.8(h);

            (i) deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and advances to employees, in each case, made or incurred in the ordinary course of business and, in the case of advances to employees;

            (j) Investments in the Capital Stock of the Target and Rouse LLC;
      and

            (k) guarantees of Indebtedness and other liabilities and financial obligations of Affiliates to the extent permitted by Section 7.2.

            7.8 Limitation on Transactions with Affiliates. Enter into any transaction (other than the intercompany transactions to be consummated on the Closing Date), including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings or any other Borrower) unless such transaction is (a) not prohibited by this Agreement and (b) upon fair and reasonable terms no less favorable to such Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

            7.9 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings or any other Borrower to end on a day other than December 31 or change Holdings' or any Borrower's method of determining fiscal quarters.

            7.10 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Holdings or any other Subsidiary, (b) make Investments in Holdings or any other Subsidiary or (c) transfer any of its assets to Holdings or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions under the documentation governing any Secured Mortgage

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Indebtedness and (iv) any restrictions existing as of the Closing Date under the
Borrower Operating Agreement.

            7.11 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the date of this Agreement (after giving effect to the Merger) or that are reasonably related thereto.

            7.12 Limitation on Amendments to Merger Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to Holdings or any of its Subsidiaries pursuant to the Merger Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Merger Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

            7.13 Limitation on Amendments to Other Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Borrower Partnership Agreement or the Borrower Operating Agreement in any manner that would increase the amounts payable by the Company or the Partnership thereunder (except any such amendment that provides for the authorization of additional units of the Partnership or the Company to the extent not in violation of the definition of "Change of Control") or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Borrower Partnership Agreement or the Borrower Operating Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

            7.14 Limitation on Activities of Holdings. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of its Subsidiaries (including guaranteeing obligations of its Subsidiaries in the ordinary course of business and as may be necessary or desirable for tax reasons, including in order for Holdings to maintain its status as a REIT under the Code), (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations except as permitted under this Agreement, or (c) after giving effect to the intercompany transactions to be consummated on the Closing Date, own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by its Subsidiaries in accordance with Section 7.6) and cash equivalents) other than the ownership of shares of Capital Stock of the Partnership.

            7.15 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

            7.16 New Subsidiaries; Certain Dispositions. (a) Create or acquire any new Subsidiary after the Closing Date unless such new Subsidiary is created or acquired (i) as a Wholly Owned Subsidiary of the Company or (ii) as a Minority Holding of the Partnership, in each case unless there are material adverse legal or accounting impediments to implementing such a structure; or (b) Dispose of any material asset owned by the Company, the Target or any of their respective Subsidiaries as of the Closing Date, unless (i) such Disposition is otherwise permitted hereunder and is for cash consideration at fair market value and (ii) the Net Cash Proceeds thereof are applied in accordance with Section 2.12.

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                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

            (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

            (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.3(a) (with respect to Holdings and any other Borrower only), Section 6.6(a) or
      Section 7, or in Section 5 of the Guarantee and Pledge Agreement; or

            (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after a Responsible Officer of any Loan Party has knowledge thereof; or

            (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Contingent Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto, subject to the receipt of any applicable notice and the expiration of any applicable cure period or grace period; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided, that a default, event or -------- condition described in clause (i), (ii) or
      (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Recourse Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000 or, in the case of Non-Recourse Indebtedness, $400,000,000; or

            (f) (i) Holdings, any other Borrower or any other Group Member to which more than $75,000,000 of the Capitalization Value is attributable, individually or in the aggregate with its Subsidiaries, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or

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

      seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, any other Borrower or any other Group Member to which more than $75,000,000 of the Capitalization Value is attributable, individually or in the aggregate with its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, any other Borrower or any other Group Member to which more than $75,000,000 of the Capitalization Value is attributable, individually or in the aggregate with its Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, any other Borrower or any other Group Member to which more than $75,000,000 of the Capitalization Value is attributable, individually or in the aggregate with its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, any other Borrower or any other Group Member to which more than $75,000,000 of the Capitalization Value is attributable, individually or in the aggregate with its Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, any other Borrower or any other Group Member to which more than $75,000,000 of the Capitalization Value is attributable, individually or in the aggregate with its Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which in either event is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in an involuntary or distress termination for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) one or more judgments or decrees shall be entered against any Group Member involving for the Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more (or, in the case of liabilities arising out of Non-Recourse Indebtedness, $400,000,000 or more), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

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            (i) any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

            (j) the guarantee contained in Section 2 of the Guarantee and Pledge Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k) any Change of Control shall occur; or

            (l) (i) Holdings shall fail to (x) maintain its status as a REIT under the Code, (y) continue as a general partner of the Partnership or
      (z) remain listed on the New York Stock Exchange or other national stock exchange, (ii) the Partnership shall fail to continue as the managing member of the Company, or (iii) Holdings or any other Borrower shall fail to comply in all material respects with all Requirements of Law applicable to it and its businesses and the GGP Properties, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect; or

            (m) (i) the portion of the Capitalization Value attributable to the aggregate Limited Minority Holdings of the Group Members exceeds 25% of the Capitalization Value, or (ii) the Management Company ceases to provide property management and leasing services to at least 75% of the total number of Real Properties in which the Group Members have an ownership interest, excluding any such Real Properties that are Limited Minority Holdings;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Holdings or any other Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan

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Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).

                             SECTION 9. THE AGENTS

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf and in such Agent's designated capacity under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

            9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person or Persons under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person or Persons' own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of

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Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or any other Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the other Borrowers and without limiting the obligation of Holdings or the other Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any

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way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and Holdings. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent (with the consent of such successor agent) for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to any Borrower shall have occurred and be continuing) be subject to approval by Holdings (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Syndication Agent, the Administrative Agent or any Lender. The Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Documentation Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Documentation Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Documentation Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

            9.10 Authorization to Execute Certain Documents and to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders (i) to execute and deliver each Acknowledgment Agreement, the Control Agreement and the Syndication Letter and (ii) to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

            9.11 The Arrangers; the Syndication Agents; the Documentation Agent. Neither any Arranger, the Syndication Agents nor the Documentation Agent, in their respective capacities as such,

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shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.

                           SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the amount of or extend the scheduled date of any amortization payment in respect of any Term Loan, forgive or reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or the other Loan Documents, release any substantial part of the Collateral or release Holdings, the Partnership or Rouse LLC from its guarantee obligations under the Guarantee and Pledge Agreement, in each case without the consent of all the Lenders;

                  (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in
            Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders;

                  (iv) reduce the percentage specified in the definition of
            Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility;

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                  (v) amend, modify or waive any provision of Section 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;

                  (vi) amend, modify or waive any provision of Section 2.6 or
            2.7 without the consent of the Swing Line Lender;

                  (vii) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby;

                  (viii) amend, modify or waive any provision of Section 3
            without the consent of the Issuing Lender;

                  (ix) amend, modify or waive any provision of Section 2.12(c)
            without the consent of each Lender directly affected thereby; or

                  (x) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in
            Section 10.6 without the consent of each Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

            For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Facility Lenders.

            In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing or modification of all outstanding Tranche B Term Loans ("Refinanced Term Loans") with a replacement "B" or "C" term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such

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Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrowers and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

  Holdings:                            General Growth Properties, Inc.
                                       110 North Wacker
                                       Chicago, Illinois 60606
                                       Attention: Treasurer
                                       Telecopy: (312) 960-5463
                                       Telephone: (312) 960-5000

  The Partnership:                     GGP Limited Partnership
                                       c/o General Growth Properties, Inc.
                                       110 North Wacker
                                       Chicago, Illinois 60606
                                       Attention: Treasurer
                                       Telecopy: (312) 960-5463
                                       Telephone: (312) 960-5000

  The Company:                         GGPLP L.L.C.
                                       c/o General Growth Properties, Inc.
                                       110 North Wacker
                                       Chicago, Illinois 60606
                                       Attention: Treasurer
                                       Telecopy: (312) 960-5463
                                       Telephone: (312) 960-5000

  Syndication Agent:                   Bank of America, N.A.
                                       Mailcode IL1-231-10-35
                                       231 S. LaSalle Street
                                       Chicago, Illinois 60604
                                       Attention: Michael W. Edwards
                                       Telecopy: (312) 974-4970
                                       Telephone: (312) 828-5175

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  Syndication Agent:                   Credit Suisse First Boston
                                       11 Madison Avenue
                                       New York, New York 10010
                                       Attention: William O'Daly
                                       Telecopy: (212) 743-2254
                                       Telephone: (212) 325-1986

  Documentation Agent:                 Eurohypo AG, New York Branch
                                       1114 Avenue of the Americas
                                       Twenty-Ninth Floor
                                       New York, New York 10036
                                       Attention: Head of Portfolio Operations
                                       Telecopy: (212) 479-5800

  with a copy to:                      Eurohypo AG, New York Branch
                                       1114 Avenue of the Americas
                                       Twenty-Ninth Floor
                                       New York, New York 10036
                                       Attention: Legal Director
                                       Telecopy: (212) 479-5800

  with a copy to:                      Katten Muchin Zavis Rosenman
                                       525 West Monroe, Suite 1600
                                       Chicago, Illinois 60661
                                       Attention: Mark C. Simon, Esq.
                                       Telecopy: (312) 577-4517

  Tranche B Administrative Agent:      Lehman Commercial Paper Inc.
                                       High Yield Bank Loans
                                       Lehman Brothers
                                       745 7th Avenue, 16th Floor
                                       New York, New York 10019
                                       Attention: Michelle Rosolinsky
                                       Telecopy: (212) 526-6643
                                       Telephone: (212) 526-6590

  with a copy to:                      Lehman Brothers
                                       399 Park Avenue, 8th Floor
                                       New York, New York 10022
                                       Attention: Thomas Buffa
                                       Telecopy: (646) 758-4672
                                       Telephone: (212) 526-5153

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  General Administrative Agent:        Wachovia Bank, National Association
                                       301 South College Street, NC0172
                                       Charlotte, North Carolina 28288-0172
                                       Attention: David Hoagland
                                       Telecopy: (704) 383-6205
                                       Telephone: (704) 374-4809

  Issuing Lender:                      As notified by the Issuing Lender to the
                                       Administrative Agent and the Borrowers

provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.

            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            10.5 Payment of Expenses. Each Borrower (on a pro rata basis based on the maximum amount of the Commitments made available to it hereunder) severally agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) after the occurrence and during the continuance of an Event of Default, to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting

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from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by any Group Member, or any environmental liability of any Group Member or any of their ownership or operation of their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to Treasurer (Telephone No. (312) 960-5000) (Fax No.
(312) 960-5463), at the respective addresses of the Borrowers set forth in
Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Agents and each Lender.

            (b) Any Lender may, without the consent of Holdings or the other Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with

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such Lender's rights and obligations under this Agreement and the other Loan
Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders or each affected Lender pursuant to Section 10.1. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Related Fund thereof or, with the consent (which consent, in each case, shall not be unreasonably withheld or delayed) of (i) Holdings, (ii) in the case of any assignment of the CMBS Bridge Loans, the Tranche A Term Loans, the Revolving Credit Loans or the Revolving Credit Commitments, the General Administrative Agent, (iii) in the case of any assignment of the Tranche B Term Loans, the Tranche B Administrative Agent and, (iv) in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (provided
(x) that no such consent need be obtained in connection with an assignment by Bank of America, N.A., Credit Suisse First Boston, Lehman Commercial Paper Inc. or Wachovia Bank, National Association and (y) the consent of Holdings need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor (and, where the consent of Holdings, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by Holdings and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate or Related Fund thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by Holdings and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of Holdings shall not be required for any assignment (including as to the minimum assignment amount) that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the

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minimum assignment amounts set forth in this paragraph, multiple assignments to or by two or more Related Funds shall be aggregated.

            (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Holdings, the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrowers marked "canceled". The Register shall be available for inspection by Holdings, the Borrowers or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of (x) an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender and (y) an assignment to or from Bank of America, N.A., Credit Suisse First Boston, Lehman Commercial Paper Inc. or Wachovia Bank, National Association), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Holdings and the other Borrowers. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

            (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent, Holdings and the other Borrowers, the

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option to provide to the Borrowers all or any part of any Loan that such
Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this
Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, Holdings, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of Holdings and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and
(B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrowers may be disclosed only with the consent of Holdings which will not be unreasonably withheld. This paragraph
(g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

            10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the other Borrowers, any such notice being expressly waived by Holdings and the other Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the other Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the other Borrowers, as the case may be. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrowers, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12 Submission To Jurisdiction; Waivers. Each of Holdings and each Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the other Borrowers, as the case may be, at its address set forth in
      Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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            10.13 Acknowledgments. Each of Holdings and each Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or any other Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and Holdings and the other Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among Holdings, the Borrowers and the Lenders.

            10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its and its affiliates' employees, directors, agents, attorneys, accountants, trustees and other professional advisors, (d) to any pledgee referred to in
Section 10.6(f) that, other than in the case of any Federal Reserve Bank, agrees to comply with the provisions of this Section or substantially equivalent provisions or to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            10.15 Release of Collateral and Guarantee Obligations.

            (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of Holdings in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

            (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of

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      Credit shall be outstanding, upon request of Holdings, the Administrative
      Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be automatically reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

            10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the financial condition of Holdings shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

            10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrowers and the Administrative Agent.

            10.18 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR TO ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                GENERAL GROWTH PROPERTIES, INC.

                                By: /s/ Bernard Freibaum
                                       Name: Bernard Freibaum
                                       Title: Vice President

                                GGP LIMITED PARTNERSHIP

                                By: /s/ Bernard Freibaum
                                       Name: Bernard Freibaum
                                       Title: Vice President

                                GGPLP L.L.C.

                                By: /s/ Bernard Freibaum
                                       Name: Bernard Freibaum
                                       Title: Vice President

                                LEHMAN COMMERCIAL PAPER INC.,
                                as Tranche B Administrative Agent

                                By: /s/ Francis X. Gilhool
                                       Name: Francis X. Gilhool
                                       Title: Authorized Signatory

                                WACHOVIA BANK, NATIONAL ASSOCIATION, as General Administrative Agent

                                By: /s/ David Hoagland
                                       Name: David Hoagland
                                       Title: Director

                                LEHMAN BROTHERS INC.,
                                as Arranger

                                By: /s/ Francis X. Gilhool
                                       Name: Francis X. Gilhool
                                       Title: Authorized Signatory

                                BANC OF AMERICA SECURITIES LLC,
                                as Arranger

                                By: /s/ Katherine Gnapp
                                       Name: Katherine Gnapp
                                       Title: Managing Director

                                CREDIT SUISSE FIRST BOSTON,
                                as Arranger

                                By: /s/ Bill O' Daly
                                       Name: Bill O'Daly
                                       Title: Director

                                By: /s/ David Dodd
                                Name: David Dodd
                                Title: Associate

                                WACHOVIA CAPITAL MARKETS, LLC,
                                as Arranger

                                By: /s/ David Hoagland
                                       Name: David Hoagland
                                       Title:Director

                                BANK OF AMERICA, N.A.,
                                as Syndication Agent

                                By: /s/ Michael Edwards
                                       Name: Michael Edwards
                                       Title: Managing Director

                                CREDIT SUISSE FIRST BOSTON,
                                as Syndication Agent

                                By: /s/ Bill O' Daly
                                       Name: Bill O'Daly
                                       Title: Director

                                By: /s/ David Dodd
                                Name: David Dodd
                                Title: Associate

                                EUROHYPO AG, NEW YORK BRANCH,
                                as Documentation Agent

                                By: /s/ Ben J. Marciano
                                       Name: Ben J. Marciano
                                       Title: Managing Director

                                By: /s/ Peter Tzeilos
                                       Name: Peter Tzeilos
                                       Title: Executive Director